UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

RESOURCE AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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RESOURCE AMERICA, INC.

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Wednesday, June 3, 2015

To the Stockholders of RESOURCE AMERICA, INC.:

Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation, will be held at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, on Wednesday, June 3, 2015, at 9:00 a.m. (the “Meeting”), for the following purposes:

1.	To elect three directors to serve three-year terms expiring at the annual meeting of stockholders in 2018.

2.	To approve a proposal to adopt the Resource America, Inc. Annual Incentive Plan for Senior Executives.

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for Resource America, Inc. for the fiscal year ending December 31, 2015.

4.	To transact such other business as may properly be brought before the Meeting and any adjournment thereof.

Only stockholders of record on our books at the close of business on April 17, 2015, which we refer to as the record date, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days before the Meeting at our offices at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112. The stock transfer books will not be closed.

By order of the Board of Directors,
Michael S. Yecies, Secretary
April 24, 2015

YOUR VOTE IS IMPORTANT

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 24, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders of record on our books at the close of business on April 17, 2015, the record date for the Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•	Vote over the Internet, by going to www.voteproxy.com (have your Notice or proxy card in hand when you access the website);

•	Vote by Telephone, by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries (have your Notice or proxy card in hand when you call);

•	Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

•	Vote in person at the Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

Whether or not you plan to attend the Annual Meeting in person, we urge you to take the time to vote your shares.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2015: The proxy statement and our 2014 annual report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=73519&p=proxy.

RESOURCE AMERICA, INC.

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2015

ABOUT THE MEETING

Solicitation of Proxies. This proxy statement and the accompanying proxy are furnished to stockholders of Resource America, Inc. in connection with the solicitation by our Board of Directors of proxies for use at the 2015 annual meeting of stockholders of Resource America, which we refer to as the Meeting, to be held on June 3, 2015, at 9:00 a.m. at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania, and at any and all adjournments thereof.

Mailing Date. In accordance with rules and regulations adopted by the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy via the internet, telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 24, 2015.

Who Can Vote. Only holders of record of our common stock at the close of business on April 17, 2015, will be entitled to notice of and to vote at the Meeting. Each of the 22,975,130 shares of our common stock issued and outstanding on that date is entitled to one vote on each matter that comes before the Meeting.

How to Vote - Proxy Instructions. If you are a holder of record of Resource America common stock, you may vote your shares over the Internet, by telephone, by using a traditional proxy card or in person at the Meeting. Refer to the Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card to see which options are available to you and how to use them. Stockholders who hold their shares in “street name” will receive a Notice of Internet Availability of Proxy Materials from the institution that holds their shares and should follow the voting instructions given by that institution.

You may specify whether your shares should be voted for all, some or none of the nominees for director (Proposal 1); you may further specify whether your shares should be voted for, against or whether you abstain from voting on the adoption of the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Annual Plan”) (Proposal 2), and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 3).

If you do not specify how you want to vote your shares on your proxy card, or you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, and your shares are not designated as broker non-votes, we will vote them “For” the election of all nominees for director as set forth in Proposal 1 below, “For” adoption of the Annual Plan as set forth in Proposal 2 below, and “For” ratification of approval of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 as set forth in Proposal 3 below.

Broker Non-Votes. A broker “non-vote” occurs when a nominee holder, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting. Proposals 1 and 2 described below are not considered “routine” matters. Proposal 3 described below is considered a “routine” matter.

Revocation of Proxies. If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

1)	by submitting written notice of revocation to our Secretary;

2)	by submitting another proxy by mail that is later dated and properly signed; or

3)	by voting in person at the Meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke voting instructions you have previously sent to the broker or nominee.

Quorum. A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders representing a majority of the votes entitled to be cast by the stockholders at the Meeting are present, in person or by proxy. Broker “non-votes” and abstentions are counted as present at the Meeting for purposes of determining whether a quorum exists. Under current Nasdaq Stock Market rules, broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any matter.

Required Vote. Under Delaware law and our bylaws, a nominee who receives a plurality of the votes cast at the Meeting will be elected as a director. The “plurality” standard means the nominees who receive the largest number of “for” votes cast are elected as directors. Thus, the number of shares not voted for the election of a nominee and broker non-votes will not affect the determination of whether that nominee has received the necessary votes for election. If any nominee is unable or declines to serve, proxies will be voted for the other nominee and for such person as shall be designated by the Board of Directors to replace the nominee who is unable or declines to serve. However, the Board of Directors does not anticipate that this will occur.

In order to approve the adoption of the Annual Plan and the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2015, the affirmative vote of the holders of at least a majority of the shares present in person or by proxy at the Meeting is required. The number of shares not voted for approval, broker non-votes and the number of abstention votes cast will be counted as votes against these proposals.

Householding of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold common stock directly. Requests should be addressed to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attention: Shareholder Services Department, or by calling 1-800-937-5449 (718-921-8200 for foreign stockholders). We will promptly furnish a separate copy of the proxy statement upon a written or oral request by a stockholder currently subject to householding.

Other Business. We do not intend to bring any business before the meeting other than as set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted in the proxy.

Costs. We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. We also have made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy soliciting materials to the beneficial owners of our common stock at our expense. No employees have been specially engaged to solicit proxies.

SECURITY OWNERSHIP

The following table sets forth the number and percentage of shares of common stock owned, as of April 17, 2015, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our present directors, (c) each of our named executive officers, and (d) all of the named executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

	Common stock
Beneficial owner	Amount and nature of beneficial ownership		Percent of class
Directors (1)
Michael J. Bradley	42,330	(3)(4)	*
Carlos C. Campbell	71,928	(2)(3)(4)	*
Edward E. Cohen	3,087,690	(5)(6)(7)(8)(9)(10)	13.39%
Jonathan Z. Cohen	3,571,564	(5)(7)(8)(9)(10)	15.36%
Donald W. Delson	0		*
Hersh Kozlov	77,414	(3)(4)	*
Andrew M. Lubin	70,653	(2)(3)(4)	*
John S. White	70,813	(2)(3)(4)	*
Non-director executive officers (1)
Jeffrey D. Blomstrom	164,619	(5)(7)	*
Jeffrey F. Brotman	184,415	(5)(7)	*
Thomas C. Elliott	209,638	(5)(7)	*
Alan F. Feldman	338,040	(5)(7)	1.47%
Arthur J. Miller	28,193	(5)(7)	*
Michael S. Yecies	107,094	(5)(7)	*
All named executive officers and directors as a group (14 persons)	7,005,534	(2)(3)(4)(5)(6)(7)(8)(9)(10)	29.61%
Other owners of more than 5% of outstanding shares
Leon G. Cooperman	1,250,418	(11)	5.44%
Dimensional Fund Advisors LP	1,494,769	(12)	6.51%

*	Less than 1%
(1)	The address for all our directors and officers is One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112.
(2)	Includes vested units representing the right to receive one share of common stock per unit granted under our 1997 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Campbell – 34,690 units; Mr. Lubin – 34,690 units; and Mr. White – 34,690 units.
(3)	Includes vested units representing the right to receive one share of common stock per unit granted under our 2002 Non-Employee Directors Deferred Stock and Deferred Compensation Plan in the following amounts: Mr. Bradley – 22,361 units; Mr. Campbell – 26,761 units; Mr. Kozlov – 20,756 units; Mr. Lubin – 26,761 units; and Mr. White – 26,761 units.
(4)	Includes vested units representing the right to receive one share of common stock per unit granted under our 2012 Non-Employee Directors Deferred Stock Plan in the following amounts: Mr. Bradley – 4,969 units; Mr. Campbell – 8,362 units; Mr. Kozlov – 5,658 units; Mr. Lubin – 8,362 units; and Mr. White – 8,362 units.
(5)	Includes shares allocated under our Investment Savings Plan, or 401(k) plan, in the following amounts: Mr. Blomstrom – 1,435 shares; Mr. Brotman – 1,630 shares; Mr. E. Cohen – 25,272 shares; Mr. J. Cohen – 58,377 shares; Mr. Elliott – 41,482 shares; Mr. Feldman – 37,415 shares; Mr. Miller – 14,947 shares; and Mr. Yecies – 8,523 shares, as to which each has voting power.
(6)	Includes shares issuable on exercise of options granted under our 2002 Key Employee Stock Option Plan in the following amount: Mr. E. Cohen – 75,161 shares.

(7)	Includes shares issuable on exercise of options granted under our Amended and Restated Omnibus Equity Compensation Plan in the following amounts: Mr. Blomstrom – 5,000 shares; Mr. Brotman – 30,000 shares; Mr. E. Cohen – 4,839 shares; Mr. J. Cohen – 275,000 shares; Mr. Elliott – 5,000 shares; Mr. Feldman – 5,000 shares; Mr. Miller – 5,000 shares; and Mr. Yecies – 12,500 shares.
(8)	Includes 1,487,313 shares held by a private charitable foundation of which Messrs. E. Cohen and J. Cohen serve as co-trustees. Messrs. E. Cohen and J. Cohen disclaim beneficial ownership of these shares.
(9)	Includes 46,250 shares held in trusts for the benefit of Mr. E. Cohen’s spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares.
(10)	Includes 46,250 shares held in a trust of which Mr. J. Cohen is a co-trustee and co-beneficiary.
(11)	This information is based on Form 13G filed with the SEC on January 27, 2015. Mr. Cooperman’s address is 11431 W. Palmetto Park Road, Boca Raton, FL 33428.
(12)	This information is based on Form 13G filed with the SEC on February 5, 2015. Dimensional Fund Advisors’ address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports, we believe that the filing requirements for all of these reporting persons were complied with during fiscal 2014, except that one Form 4 was filed late for each of Messrs. Blomstrom and Feldman.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with directors in each class serving three-year terms. Three directors are to be elected at the Meeting to serve until the 2018 annual meeting.

The Board of Directors recommends that stockholders vote “FOR” the following nominees: Jonathan Z. Cohen, Donald W. Delson and John S. White.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. J. Cohen, Delson and White. Should any nominee become unable or refuse to accept nomination or election as a director, it is intended that the persons named as proxies will vote for the election of such other person as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable or refuse to accept nomination or election.

Information is set forth below regarding the principal occupation of each nominee and each of our other directors. There are no family relationships among the nominees and our directors except that Jonathan Z. Cohen, our President and Chief Executive Officer and a director, is a son of Edward E. Cohen, the Chairman of our Board of Directors.

Nominees for Election for a Three-Year Term Expiring at the 2018 Annual Meeting:

Jonathan Z. Cohen, 44. Member of our Board of Directors since 2002. President since 2003 and Chief Executive Officer since 2004. Chief Operating Officer from 2002 to 2004. Executive Vice President from 2001 to 2003. Senior Vice President from 1999 to 2001. Chief Executive Officer, President and a Director of Resource Capital Corp. (a publicly-traded real estate investment trust managed by us) since its formation in 2005. Executive Chairman of the Board of Atlas Energy Group, LLC (NYSE: ATLS) (formerly known as Atlas Resource Partners GP, LLC), a publicly-traded energy company, since February 2015, and before that, Vice Chairman since February 2012. Atlas Energy Group, LLC is the general partner of Atlas Resource Partners, L.P. (NYSE: ARP), a publicly-traded oil and gas exploration and production limited partnership. Chairman of the Board of Atlas Energy GP, LLC, the general partner of Atlas Energy, L.P., from February 2011 until January 2012 and, before that, Vice Chairman of the Board of Atlas Energy GP from its formation in January 2006 until February 2011. Executive Chairman of the Board of Atlas Energy GP from January 2012 until its merger in February 2015. Chairman of the executive committee of Atlas Energy GP from 2006 until the February 2015 merger. Vice Chairman of the Board of Atlas Energy, Inc. (formerly known as Atlas America, Inc.) from its incorporation in September 2000 until the consummation of a merger in February 2011. Executive Vice Chair of the managing board of Atlas Pipeline GP, LLC, the general partner of Atlas Pipeline Partners, L.P. (NYSE: APL), a publicly-traded midstream natural gas gathering and processing limited partnership, from its formation in 1999 until its merger in February 2015. Vice Chairman of the Board of Atlas Energy Resources, LLC and its manager, Atlas Energy Management, Inc. from their formation in June 2006 until the February 2011 merger. The Board of Directors concluded that Mr. Cohen should serve as a director based upon his extensive experience in senior executive capacities with us and other public companies, including ten years’ experience as our Chief Executive Officer and his expertise in real estate, financial funds management and commercial finance, our principal businesses.

Donald W. Delson, 64. Member of our Board of Directors since March 2012. Senior Advisor at Keefe, Bruyette & Woods, Inc. from February 2009 until August 2011. Managing Director, Corporate Finance Group at Keefe, Bruyette & Woods, Inc. from 1997 to February 2009. Managing Director in the Corporate Finance Group at Alex. Brown & Sons from 1982 to 1997. Member of the Board of Directors of WSFS Bank since February 2009. Member of the Board of Directors of Atlas Energy, Inc. from February 2004 until its sale in February 2011. Member of the Managing Board of Atlas Pipeline Partners GP from June 2003 until May 2004. The Board of Directors concluded that Mr. Delson should serve as a director due to the depth and breadth of his experience in investments, operations and finance, his understanding of complex financial transactions and products and his experience as a board member of public companies.

John S. White, 75. Member of our Board of Directors since 1993. Member of the Board of Managers of Carey Financial, LLC (a broker/dealer subsidiary of W.P. Carey, Inc., a global net-lease REIT) since May 2013. Independent financial advisor offering private wealth management services to individuals and corporations from 2009 to 2012. Executive Director of the Investment Program Association (a national trade association) from 2007 to 2009. Consultant in the financial services industry from 2006 to 2007. Senior Vice President of Royal Alliance Associates, Inc. (an independent broker/dealer subsidiary of Advisor Group) from 2002 to 2006. Chief Executive Officer and President of DCC Securities Corporation (a securities brokerage firm) from 1989 to 2002. The Board of Directors concluded that Mr. White should serve as a director due to his extensive experience and leadership in the investment program industry (in which several of our businesses actively participate), over twenty years of experience as one of our directors and his many years of related business management experience.

Continuing Directors to Serve until the 2016 Annual Meeting:

Michael J. Bradley, 70. Member of our Board of Directors since 2005. Co-owner and Managing Director of BF Healthcare, Inc. (a supplier of physician services to hospitals and assisted living facilities) from 1999 to 2013. Director of The Bancorp, Inc. (a publicly-traded bank holding company) since 2005. Managing Board Member of Atlas Pipeline Partners GP, LLC from 2004 to 2005. Chairman of the Board of First Executive Bank from 1988 to 1998 and Vice Chairman of First Republic Bank from 1998 to 2003. Lead independent director of Sourcecorp, Inc. (a publicly-traded business process outsourcing company) from 1996 to 2008. The Board of Directors concluded that Mr. Bradley, a certified public accountant, should serve as a director due to his extensive professional and leadership experience in the financial services industry (a principal focus of our business), his financial expertise, his experience in funding and operating service-oriented businesses and his nine years of experience as one of our directors.

Edward E. Cohen, 76. Member of our Board of Directors since 1988. Chairman of our Board since 1990. Chief Executive Officer from 1988 to 2004. President from 2000 to 2003. Chairman of the Board of Resource Capital Corp. from its formation in 2005 to November 2009 and director since November 2009. Chief Executive Officer and President of Atlas Energy Group, LLC (NYSE: ATLS) (formerly known as Atlas Resource Partners GP, LLC), a publicly-traded energy company, since February 2015, and before that, Chairman and Chief Executive Officer since February 2012. Chairman of the Board of Atlas Energy GP, LLC, the general partner of Atlas Energy, L.P., from its formation in January 2006 until February 2011, when he became Chief Executive Officer and President, until it was merged in February 2015. Chief Executive Officer of Atlas Energy’s general partner from its formation in January 2006 until February 2009. Served on the executive committee of Atlas Energy GP from 2006 until the February 2015 merger. Chairman of the Board and Chief Executive Officer of Atlas Energy, Inc. (formerly known as Atlas America, Inc.) from its organization in 2000 until the consummation of a merger in February 2011, and also President from September 2000 to October 2009. Executive Chair of the managing board of Atlas Pipeline Partners GP, LLC from its formation in 1999 until its merger in February 2015. Chief Executive Officer of Atlas Pipeline GP from 1999 to January 2009. Chairman of the Board and Chief Executive Officer of Atlas Energy Resources, LLC and its manager, Atlas Energy Management, Inc. from their formation in June 2006 until the February 2011 merger. Chairman of the Board of Brandywine Construction & Management, Inc. (a property management company) since 1994. The Board of Directors concluded that Mr.

Cohen should serve as a director due to his in depth knowledge of our businesses, the perspective he brings as our former Chief Executive Officer, his extensive directorial experience, his experience as a senior executive or director of financial services and asset management companies and his twenty-six years’ experience as one of our directors, including twenty-four years of experience as our Chairman.

Andrew M. Lubin, 68. Member of our Board of Directors since 1994. President of Delaware Financial Group, Inc. (a private real estate and investment consulting firm) since 1990. Director of Real Estate for the University of Delaware since 2010. The Board of Directors concluded that Mr. Lubin should serve as a director due to his lengthy experience in real estate (a principal business of ours) and in the partnership syndication business (in which several of our businesses actively participate), his experience managing an investment firm and his twenty years of experience as one of our directors.

Continuing Directors to Serve until the 2017 Annual Meeting:

Carlos C. Campbell, 77. Member of our Board of Directors since 1990. President of Global 21, LLC (a strategic advisory firm) since 2011. President of Initiative Films, LLC (an independent film company) since 2011. President of C.C. Campbell and Company (a management consulting firm) from 1985 to 2011. Assistant Secretary of Commerce for Economic Development with United States Department of Commerce from 1981 to 1984. Director of PICO Holdings, Inc. (a publicly-traded diversified holding company) since 1998. Director of Herley Industries, Inc. (a publicly-traded RF/microwave solutions company) from 2005 to 2011. Named to the National Association of Corporate Directors’ 2011 Directorship 100, recognizing his work promoting the highest standards of corporate governance. The Board of Directors concluded that Mr. Campbell should serve as a director due to his demonstrated and recognized excellence as a public company director, his extensive business experience and corporate governance expertise and his twenty-four years of experience as one of our directors.

Hersh Kozlov, 67. Member of our Board of Directors since January 2007. Partner at Duane Morris LLP (an international law firm) since 2009. Partner at Wolf, Block, Schorr and Solis-Cohen LLP (a law firm) from 2001 to 2009. Presidential appointee to national Advisory Committee for Trade Policy and Negotiations from 2002 to 2004. Director of The Bancorp, Inc. (a publicly-traded bank holding company) since January 2014. The Board of Directors concluded that Mr. Kozlov should serve as a director due to his extensive legal experience with respect to corporate and financial matters, his understanding of complex transactions and business structures, his experience as a national trade policy advisor and his experience as one of our directors for seven years.

Non-Director Executive Officers

Our Board of Directors appoints officers each year at its annual meeting following the annual meeting of stockholders and from time to time thereafter as necessary.

Jeffrey D. Blomstrom, 46. Senior Vice President since March 2013. President and Managing Director of Resource Financial Fund Management, Inc. (our wholly-owned asset management subsidiary) since 2003. Senior Vice President – CDO Structuring of Resource Capital Corp. since March 2005. Managing Director at Cohen and Company (a Philadelphia-based investment bank specializing in the financial services sector) from 2001 to 2003. Senior Vice President of iATMglobal.net (an ATM software development company) from 2000 to 2001. Attorney at Covington & Burling (an international law firm) from 1999 to 2000.

Jeffrey F. Brotman, 51. Executive Vice President since June 2007. Co-founder of Ledgewood, P.C. (a Philadelphia-based law firm) and affiliated with the firm from 1992 until June 2007, serving as managing partner from 1995 until March 2006. Non-active certified public accountant and an Adjunct Professor at the University of Pennsylvania Law School. Chairman of the Board of Directors of TRM Corporation (a publicly-traded consumer services company) from September 2006 until September 2008 and President and Chief Executive Officer from March 2006 through June 2007.

Thomas C. Elliott, 42. Chief Financial Officer since December 2009 and Senior Vice President since 2005. Senior Vice President – Finance and Operations from 2006 to December 2009. Senior Vice President - Finance from 2005 to 2006. Vice President – Finance from 2001 to 2005. Chief Financial Officer, Chief Accounting Officer and Treasurer of Resource Capital Corp. from 2005 to 2006 and Senior Vice President – Finance and Operations since 2006. From 1997 to 2001, Mr. Elliott held various financial positions at Fidelity Leasing, Inc. (a former equipment leasing subsidiary of ours), including Manager of Financial Planning, Director of Asset Securitization and Treasurer.

Alan F. Feldman, 51. Senior Vice President since 2002. Chief Executive Officer of Resource Real Estate, Inc. since 2004. Vice President at Lazard Freres & Co. (an investment bank) from 1998 to 2002. Executive Vice President at PREIT-Rubin, Inc. (the management subsidiary of Pennsylvania Real Estate Investment Trust, a publicly-traded real estate investment trust) and its predecessor, The Rubin Organization, from 1992 to 1998.

Arthur J. Miller, 55. Vice President and Chief Accounting Officer since 2004. Chief Accounting Officer at Destination Maternity, Inc. (a national retailer/manufacturer of maternity wear) from 1999 to 2004. Vice President, Controller and Chief Accounting Officer of CAI Wireless Systems, Inc. (a wireless telecommunications company) from 1995 to 1999. Mr. Miller is a certified public accountant.

Michael S. Yecies, 47. Senior Vice President since 2005 and Chief Legal Officer and Secretary since 1998. Vice President from 1998 to 2005. Senior Vice President since 2007 and Chief Legal Officer and Secretary of Resource Capital Corp. since 2005. Chief Legal Officer and Secretary of Atlas Energy, Inc. and its predecessors (a publicly-traded energy company formerly owned by us) from 1998 to 2006. Chief Legal Officer and Secretary of Atlas Pipeline Partners GP, LLC from its formation in 1999 to 2006. Attorney at Duane Morris LLP (an international law firm) from 1994 to 1998.

Other Significant Employees

David E. Bloom, 50. Senior Vice President since 2001. President of Resource Capital Partners, Inc. (a wholly-owned real estate subsidiary) from 2002 to 2006. President of Resource Real Estate, Inc. (a wholly-owned real estate subsidiary) since 2004. Senior Vice President – Real Estate Investments of Resource Capital Corp. since 2005. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 1999 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 1999. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

Kevin M. Finkel, 43. Senior Vice President since 2013 and Vice President from 2008 to 2013. President of Resource Capital Partners, Inc. (a wholly-owned real estate subsidiary) since 2006, and Vice President and Director of Acquisitions from 2004 to 2006. Executive Vice President of Resource Real Estate, Inc. since 2008, Director of Acquisitions since 2004 and Vice President from 2004 to 2008. Joined Resource America as a consultant in 2002. Vice President – Real Estate Investments of Resource Capital Corp. since 2006. Investment Banking Associate at Barclays Capital from 1998 to 2000. Investment Banking Associate and Analyst at Deutsche Bank Securities from 1994 to 1998.

CORPORATE GOVERNANCE

Our Board of Directors and Its Committees

The Board of Directors held six meetings during fiscal 2014. Each of the directors attended over 75% of the Board meetings and meetings of the committees on which they served during fiscal 2014.

The Board of Directors has determined that Messrs. Bradley, Campbell, Delson, Kozlov, Lubin and White each satisfy the independence requirements of NASDAQ rules.

The Board of Directors has a standing Audit Committee, Compensation Committee, Executive Committee, Investment Committee, and Nominating and Corporate Governance Committee. All of the members of each Board committee are independent directors, except for the Executive Committee.

Audit Committee. The Audit Committee reviews the scope and effectiveness of audits by our independent registered public accountants, is responsible for the engagement of independent registered public accountants, and reviews the adequacy of our internal control over financial reporting. The committee held four meetings during fiscal 2014. The committee currently consists of three directors: Messrs. Lubin (Chairman), Bradley and Campbell. The Board of Directors has determined that Mr. Bradley, is an “audit committee financial expert” as defined by SEC rules. The committee has adopted an Audit Committee Charter, which is available on our website at www.resourceamerica.com. The committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

Compensation Committee. The Compensation Committee establishes and monitors compensation levels for our officers and administers our stock option and equity compensation plans. The committee held two meetings during fiscal 2014. The committee has adopted a Compensation Committee Charter, which is available on our website at www.resourceamerica.com. The committee currently consists of three directors: Messrs. Campbell (Chairman), Kozlov and White.

Executive Committee. The Executive Committee may exercise the powers and authority of the Board, subject to certain limitations and restrictions relating to fundamental corporate matters, during the intervals between meetings of the Board, usually when timing is critical. The Executive Committee was formed by the Board on December 14, 2011 and has not held any meetings to date. The committee currently consists of three directors: Messrs. E. Cohen (Chairman), J. Cohen and Bradley. The committee has adopted an Executive Committee Charter, which is available on our website at www.resourceamerica.com.

Investment Committee. The Investment Committee assists the Board in monitoring our investments and in reviewing and approving our proposed investments at the Board’s request. Prior to December 14, 2011, we had a Corporate Governance and Investment Committee and a separate Nominating Committee. Pursuant to actions taken by the Board on December 14, 2011, we now have a Nominating and Corporate Governance Committee and a separate Investment Committee. The committee currently consists of three directors: Messrs. Delson (Chairman), Lubin and White. The committee held one meeting during fiscal 2014. The committee has adopted an Investment Committee Charter, which is available on our website at www.resourceamerica.com.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee recommends persons for nomination as our directors and reviews all of our corporate governance procedures. The committee has adopted a Nominating and Corporate Governance Committee Charter, which is available on our website at www.resourceamerica.com. The committee held one meeting during fiscal 2014. The committee currently consists of three directors: Messrs. Kozlov (Chairman), Campbell and Lubin.

The Nominating and Corporate Governance Committee has not adopted policies regarding specific minimum qualifications or specific qualities or skills that must be met by a recommended nominee. The committee seeks to insure that the membership of the Board and each committee satisfies all relevant NASDAQ listing requirements, applicable laws and the requirements of our governance documents. The committee also seeks to achieve a Board that has members with a mixture of skills and experience relevant to our principal businesses. As a result, the nature of the specific qualifications, qualities or skills that the committee may look for in any particular director nominee depends on the qualifications, qualities and skills of the rest of the directors, and the nature of our business operations, at the time of any vacancy on the Board.

The Nominating and Corporate Governance Committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining members with new perspectives. If any member of the Board does not wish to continue in service, if the committee or Board decides not to re-nominate a member for re-election, or if we decide to expand the Board, the committee identifies the desired skills and experience of a new nominee consistent with the committee’s criteria for Board service and recommends candidates. The committee considers candidates suggested by its members, other Board members, management and, as discussed in the next paragraph, stockholders. The committee has the authority to retain one or more search firms to assist in the identification process, but has not done so to date. The committee does not have a formal policy regarding the consideration of diversity in identifying candidates beyond being committed to ensuring that no person would be excluded from consideration for service as a director of ours as a result of his or her gender, race, religion, creed, sexual orientation or disability.

Stockholder Recommendations for Director Nominees. The Nominating and Corporate Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the committee considers the attributes of the candidate and the mixture of skills and experience of the members of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The committee will consider nominees recommended by holders of our common stock for the 2016 annual meeting of stockholders if submitted in writing to our Secretary at our Philadelphia address stated herein in accordance with our bylaws and rules promulgated by the SEC. See “Stockholder Proposals for the 2016 Annual Meeting” for information concerning nominations by stockholders.

Communication with the Board. Any stockholder who wishes to send a communication to our Board of Directors or any specific director should mail such communication to our Secretary at our Philadelphia address stated herein. Beneficial owners must include in their communication a good faith representation that they are beneficial owners of our common stock. Our Secretary will promptly forward all such stockholder communications to the Chairman of the Board of Directors or, with respect to a communication to a specific director, to that director.

Attendance at Annual Meetings. We do not have a formal policy regarding board member attendance at our annual meeting of stockholders. All of our board members attended last year’s annual meeting of stockholders and we anticipate that all of them will attend the Meeting.

Board of Directors Leadership Structure and Role in Risk Oversight

The Board of Directors and its committees have responsibility for evaluating how our company’s executive team manages the varying risks that confront us. As part of its responsibility, the Board determines whether the risk management process implemented by management is adapted to our company’s strategies and is functioning as designed. To assist the Board in assessing our risk management process, at each regularly scheduled board meeting management makes a presentation to the Board about its current and proposed operations to give the Board information necessary to evaluate the executive team’s management of risk and to allow the Board the opportunity to have answered any questions it may have concerning the risk management process. In addition, each of the committees considers the risks within its areas of responsibility. The Audit Committee, along with members of management, monitors information with respect to our financial risks, including internal controls, liquidity and other financial matters, as well as potential conflicts of interest. The Nominating and Corporate Governance Committee, together with the full Board of Directors, oversees risks relating to our corporate governance matters. The Compensation Committee is responsible for evaluating the risks relating to our executive and director compensation programs, as well as our overall compensation practices and benefit plans and how they affect our overall risk profile.

Currently the positions of Chairman of the Board and Chief Executive Officer are held by separate people, with the Chairman being the former Chief Executive Officer. The Board of Directors believes that the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on managing and operating our company while permitting our company to take advantage of the broad business experience, company knowledge and financial business perspectives of the Chairman.

In April 2015 the Board established the position of Lead Director, and appointed Hersh Koslov to fill the role. Initially, the Lead Director will be the primary liaison between the independent members of the Board and management.

Code of Ethics

We have adopted a code of business conduct and ethics applicable to all directors, officers and employees. We will provide a copy of our code of conduct to any person without charge, upon request. Any such request should be directed to our Secretary at our Philadelphia address stated herein. Our code of ethics is also available on our website: www.resourceamerica.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code by posting such information on our website, unless otherwise required by applicable law or regulation.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Campbell, Kozlov and White during fiscal 2014. None of such persons was an officer or employee of ours or any of our subsidiaries during fiscal 2014 or was formerly an officer of ours. None of our executive officers has been a director or executive officer of any entity of which any member of the Compensation Committee has been a director or executive officer during fiscal year 2014.

Report of the Audit Committee

The Audit Committee has approved the following report:

In connection with its function of overseeing and monitoring our financial reporting process, the Audit Committee has done the following:

•	reviewed and discussed our consolidated financial statements for the fiscal year ended December 31, 2014 with our management;

•	discussed with our independent registered public accountants those matters which are required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board; and

•	received the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our 2014 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Andrew M. Lubin, Chairman

Michael J. Bradley

Carlos C. Campbell

2014 NON-EMPLOYEE DIRECTOR COMPENSATION

We compensate only non-employee directors for their services as directors. Our 2014 compensation package for non-employee directors was comprised of cash (annual retainer) and deferred stock awards. The annual pay package is designed to attract and retain highly-qualified, independent professionals to represent our stockholders. Our compensation package is also designed to create alignment between our directors and our stockholders through the use of equity-based grants.

Cash. We pay our non-employee directors, other than our chairman, an annual cash retainer of $52,500.

Deferred Stock Units. We award deferred stock units valued at $22,500 on the date of grant to each of our non-employee directors, other than our chairman, on the anniversary of the date each of them became a director. The deferred stock units are currently granted under our 2012 Non-Employee Director Deferred Stock Plan and represent the right to receive one share of our common stock for each unit awarded. Units vest on the later of: (i) the fifth anniversary of the date the recipient became a non-employee director and (ii) the first anniversary of the grant of those units, except that units will vest sooner upon a change in control or death or disability of a director, provided the director completed at least six months of service. Upon termination of service by a director, vested units will become issued common stock, but all unvested units will be forfeited.

The awards disclosed under the heading “Stock awards” in the table below consist of awards of our deferred stock units, disregarding any possible forfeitures as a result of failure to satisfy service conditions. The dollar amounts for the awards represent the compensation expense we recognized in 2014 under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation”, which we refer to as ASC 718. Refer to Note 16 to the consolidated financial statements included in our 2014 Form 10-K for a discussion of the relevant assumptions used in calculating the compensation expense. The recognized compensation expense of the stock-based awards for financial reporting purposes will likely vary from the actual amount the director ultimately receives based on the value of the shares at the time of termination of service as a director.

Compensation to our Chairman. We compensate our Chairman, Edward E. Cohen, differently than our other non-employee directors in recognition of his historic leadership role with our company and of the additional duties he undertakes, including meeting with investors and potential investors and providing strategic advice and direction. We award annual compensation to Mr. E. Cohen after the end of our fiscal year at the same time we make compensation awards to our executive officers. As described below under “Compensation Discussion and

Analysis – Our Compensation Methodology,” we pay bonuses, and issue equity awards, early in the next calendar year, which is during our next fiscal year. For fiscal 2014, we paid Mr. E. Cohen $337,501 in cash for his services as our Chairman.

In 2004, Mr. E. Cohen retired as our Chief Executive Officer, having served in that role since 1988. Pursuant to provisions of his Employment Agreement, upon such retirement we began paying him Supplemental Employment Retirement Plan (SERP) benefits that accrued during his tenure as our Chief Executive Officer between 1988 and 2004. During fiscal 2014, these payments aggregated $837,500. Since his retirement as our Chief Executive Officer, Mr. E. Cohen has remained Chairman of our Board of Directors, in which capacity he has served since 1990.

2014 DIRECTOR COMPENSATION TABLE

Name	Fees earned or paid in cash ($)	Stock awards ($)		All other compensation ($)		Total ($)
Michael J. Bradley	52,500	22,500	(1)	—		75,000
Carlos C. Campbell	52,500	22,500	(1)	—		75,000
Edward E. Cohen	337,501	—	(2)	837,500	(3)	1,175,001
Donald W. Delson	52,500	22,500	(1)	—		75,000
Hersh Kozlov	52,500	22,500	(1)	—		75,000
Andrew M. Lubin	52,500	22,500	(1)	—		75,000
John S. White	52,500	22,500	(1)	—		75,000

(1)	The grant date fair value for awards made to Messrs. Bradley, Campbell, Delson, Kozlov, Lubin and White during fiscal 2014 was $22,500. As of December 31, 2014, each director held unvested deferred stock units in the following amounts: Mr. Bradley – 2,502; Mr. Campbell – 2,653; Mr. Delson – 8,480; Mr. Kozlov – 2,383; Mr. Lubin – 2,653; and Mr. White – 2,653.
(2)	As of December 31, 2014, Mr. E. Cohen had 80,000 vested stock options outstanding.
(3)	Represents SERP payments earned during the year ended December 31, 2014.

In 2015 the compensation for our non-employee directors, other than our chairman, is comprised of an annual cash retainer of $60,000 and an annual stock award valued at $25,000. In addition, in 2015 the audit committee chairman will receive an additional $20,000 in cash, and the chairman of each other Board committee will receive an additional $5,000 in cash.

COMPENSATION DISCUSSION AND ANALYSIS

We are required to provide information regarding the compensation program in place for our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers whose total compensation exceeds $100,000. In this proxy statement, we refer to our Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers whose total compensation exceeds $100,000 as our named executive officers or NEOs. This section should be read in conjunction with the detailed tables and narrative descriptions under “Executive Compensation.”

Our Compensation Philosophy and Principles

We operate in competitive and challenging industries. We believe that the executive compensation program for our NEOs should be designed to provide a competitive level of total compensation necessary to attract and retain talented and experienced executives and motivate them to contribute to our short- and long-term success. Our executive compensation program is driven by the following principles:

•	Overall Objectives. Compensation should attract, retain and motivate executives who possess high-caliber skills and talents to achieve business success and to drive stockholder value.

•	Pay for Performance. As employees assume greater responsibility, a larger portion of their total compensation should be “at risk” incentive compensation (both annual and long-term), subject to corporate, business unit and individual performance measures.

•	Stockholder Alignment. Equity-based incentives are an effective method of facilitating an ownership culture and further aligning the interests of executives with those of our stockholders.

Our Compensation Methodology

Our Compensation Committee is responsible for setting and administering compensation programs for our executives. The committee has not retained an independent consultant to advise it on compensation matters because it believes that, given its members’ long experience with our company and understanding of our senior management’s individual efforts, they are fully capable of applying our compensation principles in determining NEO compensation. In addition, the committee believes that our diverse business makes it difficult to designate specific peers with which to directly compare the performance of our company and management. At the committee’s request, our Chief Executive Officer makes recommendations regarding the compensation package for each of our executives, other than himself, which are subject to full committee review and analysis.

The Compensation Committee generally determines compensation amounts after the end of our fiscal year. In the case of base salaries, it determines the amounts to be paid commencing January 1 of the calendar year immediately following the end of our fiscal year. In the case of annual bonus and long-term incentive compensation for an employee, the committee determines the amount of awards based on its evaluation of the employee’s performance during the then concluded fiscal year. In general, the committee determines a bonus amount in dollars for each executive and then allocates the bonus between cash and equity awards. We have historically determined and paid cash awards and issued equity awards for a particular fiscal year in January of the calendar year following the end of such fiscal year. For the fiscal year ended December 31, 2014, we issued equity awards in January 2015 and approved cash awards in January 2015 that will be paid quarterly in 2015. In addition, our committee has the discretion to issue equity and cash awards at other times during the fiscal year.

In addition, our chairman, NEOs and other employees who perform services for Resource Capital Manager, Inc., our subsidiary that manages Resource Capital Corp. (NYSE: RSO), which we refer to as RCC, may receive stock-based awards from RCC. These awards are approved by RCC’s compensation committee. Our Compensation Committee considers any such awards from RCC as part of their overall compensation package in assessing the compensation to be awarded by our company. RCC issued equity awards in February 2015 to several NEOs and other employees.

Elements of our Compensation Program

Our executive officer compensation package includes a combination of annual cash and long-term incentive compensation. Annual cash compensation is comprised of base salary plus cash bonus. Long-term incentives currently consist of a variety of equity awards.

Base Salary

Base salary is based on an assessment of individual performance relative to an individual’s responsibilities and objectives. Base salaries are not intended to compensate individuals for extraordinary performance or for above average company performance.

Bonus

Our Compensation Committee awards discretionary bonuses and performance-based bonuses, which are generally based on our overall performance during the preceding year and the individual’s contribution to that performance. However, the committee has the discretion to award bonuses as the result of particular events that the individual had a material role in bringing about.

Discretionary – Discretionary bonuses are intended to reward individual and group performance.

Performance-Based – Our prior Annual Incentive Plan for Senior Executives, which we refer to as our Prior Annual Incentive Plan, provides for the grant of performance-based awards to selected executive employees. The plan provides awards for the achievement of predetermined, objective performance measures over a specified 12-month performance period, generally our fiscal year. Awards under the plan are paid in cash or stock or a combination of cash and stock. The officer may elect to defer payment or issuance of the award. The plan limits the amount of annual compensation to be paid to any individual under the plan to $6,000,000 per year. The Compensation Committee believes that stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation, even if the compensation amounts result in non-deductible compensation expense. Therefore, the committee reserves the right to approve compensation that is not fully deductible.

During fiscal 2014, the Compensation Committee approved the following performance measures for Mr. J. Cohen’s 2014 bonus, which performance measures were unchanged from prior fiscal years. The following performance measures are aggregated such that the total of each measure equals the total compensation payable under the Prior Annual Incentive Plan:

•	Before tax return on equity. 17 1⁄2% of bonus calculation based on return on investment from continuing operations before taxes and extraordinary items, which we refer to as ROE, calculated as our income from continuing operations before taxes and before extraordinary items for the fiscal year, divided by the average stockholders’ equity for the fiscal year. Average stockholders’ equity is the previous fiscal year’s ending stockholders’ equity plus the current year’s ending stockholders’ equity divided by 2.

ROE	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
under 19 1⁄2%	100% of base salary x 17 1⁄2%	Can reduce to 0% from 100% of base salary x 17 1⁄2%

at least 19 1⁄2% but less than 23%	250% of base salary x 17 1⁄2%	Can reduce to 101% from 250% of base salary x 17 1⁄2%

at least 23% but less than 26%	399% of base salary x 17 1⁄2%	Can reduce to 251% from 399% of base salary x 17 1⁄2%

26% or more	600% of base salary x 17 1⁄2%	Can reduce to 400% from 600% of base salary x 17 1⁄2%

•	After tax return on equity. 17 1⁄2% of bonus calculation based on ROE after taxes from continuing operations before any extraordinary items, which we refer to as After Tax ROE, calculated as our net income plus the after tax effect of extraordinary items for the fiscal year, divided by the average stockholders’ equity for the fiscal year.

After Tax ROE	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
under 15%	100% of base salary x 17 1⁄2%	Can reduce to 0% from 100% of base salary x 17 1⁄2%

at least 15% but less than 18%	250% of base salary x 17 1⁄2%	Can reduce to 101% from 250% of base salary x 17 1⁄2%

at least 18% but less than 20%	399% of base salary x 17 1⁄2%	Can reduce to 251% from 399% of base salary x 17 1⁄2%

20% or more	600% of base salary x 17 1⁄2%	Can reduce to 400% from 600% of base salary x 17 1⁄2%

•	Increase in EBITDA. 35% of bonus calculation based on increase in earnings before interest, taxes, depreciation, amortization and other non-cash items, which we refer to as EBITDA, calculated as (i) the amount by which EBITDA for the current fiscal year exceeds EBITDA for the prior fiscal year, divided by (ii) EBITDA for the prior fiscal year.

Increase in EBITDA	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
under 15%	100% of base salary x 35%	Can reduce to 0% from 100% of base salary x 35%

at least 15% but less than 22 1⁄2%	250% of base salary x 35%	Can reduce to 101% from 250% of base salary x 35%

at least 22 1⁄2% but less than 30%	399% of base salary x 35%	Can reduce to 251% from 399% of base salary x 35%

Increase in EBITDA	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
30% or more	600% of base salary x 35%	Can reduce to 400% from 600% of base salary x 35%

•	Stock price appreciation. 15% of bonus calculation based on common stock price appreciation, calculated based on (i) the increase in the closing price of our common stock from the last day of the prior fiscal year to the last day of the current fiscal year, divided by (ii) the common stock price on the last day of the prior fiscal year. The per share common stock price is adjusted to take into account any stock splits and other mandatory anti-dilution adjustments made to outstanding equity awards under our long-term incentive plan.

Stock price appreciation	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
under 10%	100% of base salary x 15%	Can reduce to 0% from 100% of base salary x 15%

at least 10% but less than 20%	250% of base salary x 15%	Can reduce to 101% from 250% of base salary x 15%

at least 20% but less than 40%	399% of base salary x 15%	Can reduce to 251% from 399% of base salary x 15%

40% or more	600% of base salary x 15%	Can reduce to 400% from 600% of base salary x 15%

•	Increase in assets under management. 15% of bonus calculation based on increase in assets under management, calculated as (i) the increase in assets under management as reported in our Annual Report on Form 10-K from that of the prior fiscal year to that for the current fiscal year, divided by (ii) the assets under management as of the prior fiscal year.

Increase in assets under management	Maximum bonus based on performance goal	Committee range of discretion to reduce maximum bonus
under 15%	100% of base salary x 15%	Can reduce to 0% from 100% of base salary x 15%

at least 15% but less than 22 1⁄2%	250% of base salary x 15%	Can reduce to 101% from 250% of base salary x 15%

at least 22 1⁄2% but less than 30%	399% of base salary x 15%	Can reduce to 251% from 399% of base salary x 15%

30% or more	600% of base salary x 15%	Can reduce to 400% from 600% of base salary x 15%

The Compensation Committee calculated an initial award amount for Mr. J. Cohen based on these matrices. The Compensation Committee had discretion to reduce, but not increase, the initial award amount as permitted under Code Section 162(m), based on the applicable reduction range set forth above. In addition, the Compensation Committee had discretion to reduce, but not increase, the award amount based on its assessment of qualitative factors, such as the following:

•	achievement/advancement of our company’s strategy

•	compliance with legal requirements and ethical standards

•	community relations

•	customer/shareholder satisfaction

•	leadership development and team building

•	ethics

•	risk assessment

•	management and oversight skills

•	succession planning

Long-Term Incentives

General. Long-term incentive awards are intended to align the interests of our executives with the interests of our stockholders over a multi-year period by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined in conjunction with total compensation provided to our NEOs based on the goals of our compensation program. Long-term incentive awards include restricted stock, stock options and other stock-based awards under our Amended and Restated Omnibus Equity Compensation Plan, which we refer to as our “Equity Compensation Plan”.

Restricted Stock. Restricted stock units reward stockholder value creation slightly differently than stock options: restricted stock units are impacted by all stock price changes, both increases and decreases. Restricted stock units generally vest 25% per year and include a right to receive dividends on unvested shares. Since the adoption of our Equity Compensation Plan in 2005 and the promulgation of accounting rules requiring recognition of expense for stock options, our committee has generally granted restricted stock to our NEOs rather than stock options. Our insider trading policy prohibits hedging or pledging our common stock.

Performance-Based Stock Units. Performance-based stock units are awards of restricted stock under our Equity Compensation Plan that vest based on the achievement of predetermined, objective performance goals over a multi-year performance period. There were no performance-based stock units awarded to any of our NEOs in fiscal 2014 and there are no outstanding performance-based stock units as of the date hereof for any of our NEOs.

Stock Options. Since the adoption of our Equity Compensation Plan in 2005 we have not regularly issued stock options to our NEOs. The Compensation Committee has delegated to our Chief Executive Officer the authority to issue up to 5,000 options per person to our employees and employees of our subsidiaries. Stock options are issued periodically to such employees at an exercise price of no less than the market price of our common stock on the date of grant, have a life up to 10 years and typically vest 25% on each anniversary of the option grant.

RCC Restricted Stock. Our subsidiary, Resource Capital Manager, manages RCC. As described above under “Our Compensation Methodology,” RCC’s compensation committee approves awards of RCC restricted stock to our Chairman and employees who perform services for Resource Capital Manager. These awards generally vest 33-1/3% per year and include a right to receive dividends on unvested shares.

Post-Termination Compensation

Some of our NEOs have contractual arrangements which specify payments if their employment is terminated. The type and amount of payments vary by executive and the nature of the termination. For more information, please see “Employment Agreements and Potential Post-Employment Payments.”

Retirement and Other Benefits

Our NEOs participate in the full range of benefits and are covered by the same plans and on the same terms as provided to our other employees. In addition, our NEOs are entitled to termination payments pursuant to their employment agreements, as described below under “Employment Agreements and Potential Post-Employment Payments.”

Savings Plan

Our 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by our matching contributions in the form of cash or our common stock. During fiscal year 2014, we matched employee contributions at the option of the employee in cash or by issuance of our common stock up to a maximum of the lesser of (a) 4% of the employee’s cash compensation and (b) $10,400. While participation in this plan is at the discretion of the qualified employee, the intent again was to reward all employees, including NEOs, based on our long-term success as measured by stockholder return.

How We Determined 2014 Compensation Amounts

Base Salary

The Compensation Committee considered the performance of the Chief Executive Officer and other NEOs and maintained base salaries for 2014 at the same levels as 2013 for all of our NEOs. Mr. J. Cohen’s base salary is $750,000. However, with Mr. J. Cohen’s consent, in recent years a portion of Mr. J. Cohen’s RCC stock grants have been attributed to Mr. J. Cohen’s base salary. In 2014 that portion was $150,000, and we paid $600,000 of his base salary in cash and, to the extent that RCC determined to grant Mr. J. Cohen RCC stock awards, the first $150,000 of such award is attributed to his base salary.

Bonus and Incentive Award

Our Compensation Committee considered our company’s performance, the individual achievements of our CEO and other NEOs, the desire to provide future incentive and alignment of interests through stock awards, the determination of the RCC Compensation Committee to issue some of our NEOs RCC stock awards, and the strategy, skill and success of our CEO, other NEOs and other employees in managing RCC. RCC’s success and growth directly and materially impacts us through increased base and incentive management fees and through dividends and capital appreciation of RCC shares we own. Since RCC has no employees, our employees, through a management agreement, provide all management of RCC.

Our Compensation Committee considered our performance and accomplishments during the fiscal year ended December 31, 2014, including improved profitability and liquidity, increases in assets under management, development of new products, expansion and growth of core existing products including Resource Capital Corp., CVC Credit Partners, Resource Real Estate Opportunity REIT and LEAF Commercial Capital, and the continued solidification of our balance sheet.

Our Compensation Committee sought to reward our NEOs previous accomplishments, provide incentive for the future, continue to align interests between us and RCC and provide overall compensation to RCC’s manager and its employees consistent with similarly situated entities. Our Compensation Committee believes that the bonus awards are appropriate both to recognize those efforts and retain their services. Accordingly, our Compensation Committee determined to award cash bonuses and grant restricted stock to our NEOs as detailed below.

Our Chief Executive Officer. Only our CEO, Mr. J. Cohen, was eligible to be considered for an award for fiscal 2014 under the Prior Annual Incentive Plan. Based on the performance measures described above under “–Elements of our Compensation Program – Bonus – Performance-Based,” we substantially outperformed the incentive goals that had been set under the Prior Annual Incentive Plan. The Compensation Committee recognized Mr. J. Cohen’s fiscal 2014 leadership efforts and, accordingly, awarded Mr. J. Cohen a bonus of $1,500,000 in cash and $500,000 in the form of our restricted stock. The aggregate annual incentive awards to Mr. J. Cohen were less than the maximum amount payable under our Prior Annual Incentive Plan, which we calculated to be $2,231,250. In addition, RCC granted Mr. J. Cohen an incentive stock award of $2,000,000 (of which $150,000 was attributed to Mr. J. Cohen’s base salary as described in “Base Salary” above) so that total 2014 incentive compensation, including the RCC restricted stock award, was $4,000,000 (of which $150,000 was attributed to Mr. J. Cohen’s base salary as described in “Base Salary” above). The Compensation Committee determined, with Mr. J. Cohen concurring, that the aggregate compensation paid to Mr. J. Cohen for fiscal 2014 was reasonable and appropriate, taking into consideration his accomplishments, previous cash and stock awards and level of ownership of stock in us and RCC.

Our Other NEOs. For fiscal 2014, our Compensation Committee awarded discretionary bonuses to our other named executive officers based on our Chief Executive Officer’s recommendations and in consideration of the accomplishments set forth above, which included bonuses in cash, awards of our restricted stock and RCC stock awards that were approved by RCC’s Compensation Committee, as follows:

•	Mr. Brotman was awarded $1,136,834 ($350,000 of which was in the form of our restricted stock and $150,000 of which was in the form of RCC restricted stock).

•	Mr. Elliott was awarded $1,136,834 ($350,000 of which was in the form of our restricted stock and $150,000 of which was in the form of RCC restricted stock).

•	Mr. Feldman was awarded $1,193,639 ($350,000 of which was in the form of our restricted stock and

$150,000 of which was in the form of RCC restricted stock).

•	Mr. Blomstrom was awarded $1,325,000 ($350,000 of which was in the form of our restricted stock and $150,000 of which was in the form of RCC restricted stock).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

Carlos C. Campbell, Chairman

Hersh Kozlov

John S. White

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table describes the “total compensation” earned by our NEOs in the past three fiscal years. The individual components of the total compensation calculation reflected in the Summary Compensation Table are broken out below:

Salary. Base salary earned during each of the past three fiscal years. Refer to “Compensation Discussion and Analysis – Elements of Our Compensation Program – Base Salary.”

Bonus. Discretionary cash bonuses awarded to our NEOs. Refer to “Compensation Discussion and Analysis – Elements of Our Compensation Program – Bonus – Discretionary.” Performance-based bonus awards to Mr. J. Cohen are set forth in Non-Equity Incentive Plan Compensation, as discussed below.

Stock Awards. The awards disclosed under the heading “Stock Awards” consist of awards of restricted stock made to our named executive officers, disregarding any possible forfeitures as a result of failure to satisfy service conditions. The dollar amounts for the awards represent the compensation expense recognized in such fiscal year under ASC 718 for each NEO as reported in our consolidated financial statements included in our 2014 Form 10-K. The recognized compensation expense of the stock awards for financial reporting purposes will likely vary from the actual amount ultimately realized by the NEO based on the value of the stock at vesting.

Non-Equity Incentive Plan Compensation. Because payments made to our Chief Executive Officer under the Prior Annual Incentive Plan are based on pre-established and communicated performance targets, the outcome of which were substantially uncertain, the Prior Annual Incentive Plan qualifies as an incentive plan as defined by the SEC, and cash payments thereunder are considered non-equity incentive plan compensation and are disclosed under the heading “Non-Equity Incentive Plan Compensation.” For more information on these awards refer to “– Compensation Discussion and Analysis – Elements of Our Compensation Program – Bonus – Performance-Based.”

RCC Restricted Stock Awards. The amount disclosed under “All Other Compensation” includes awards of RCC restricted stock earned in the past three fiscal years, valued at the closing price of RCC stock on the respective dates of grant. RCC is not our subsidiary but is consolidated in our financial statements. These awards generally vest 33-1/3% per year, and include a right to receive dividends on unvested shares. Refer to “Compensation Discussion and Analysis – Elements of Our Compensation Program – Long-Term Incentives – RCC Restricted Stock” for additional information.

SUMMARY COMPENSATION TABLE

Name and principal position	Year (1)	Salary ($) (2)	Bonus ($)	Stock awards ($) (3)	Non-equity incentive plan compensation ($)	All other compensation ($) (4)	Total ($)
Jonathan Z. Cohen	2014	600,000	—	500,000	1,500,000	2,022,951	4,622,951
President & Chief Executive Officer	2013	450,000	150,000	1,050,000	1,000,000	1,279,520	3,929,520
	2012TP	112,500	50,000	50,000	—	687,500	900,000
	2012	450,000	200,000	200,000	600,000	2,788,121	4,238,121

Jeffrey F. Brotman	2014	350,000	636,834	350,000	—	189,681	1,526,515
Executive Vice President	2013	350,000	493,750	331,250	—	179,801	1,354,801
	2012TP	87,500	126,407	25,000	—	200,000	438,907
	2012	350,000	505,628	100,000	—	831,682	1,787,310

Thomas C. Elliott	2014	350,000	636,834	350,000	—	176,838	1,513,672
Senior Vice President & Chief Financial Officer	2013	350,000	493,750	331,250	—	174,335	1,349,335
	2012TP	84,375	225,000	—	—	200,000	509,375
	2012	350,000	505,628	100,000	—	835,641	1,791,269

Alan F. Feldman	2014	350,000	693,639	350,000	—	169,167	1,562,806
Senior Vice President, Chief Executive Officer of Resource Real Estate, Inc.	2013	350,000	637,500	462,500	—	22,200	1,472,200

Jeffrey D. Blomstrom	2014	350,000	825,000	350,000	—	150,000	1,675,000
Senior Vice President, President of Resource Financial Fund Management	2013	350,000	491,250	308,750	—	150,000	1,300,000

(1)	On September 30, 2013, we changed our fiscal year end from September 30 to December 31, effective September 30, 2012. Years 2014 and 2013 refer to the fiscal years ended December 31, 2014 and 2013, respectively. Year 2012TP refers to the three month transition period from October 1, 2012 to December 31, 2012. Year 2012 refers to the fiscal year ended September 30, 2012.
(2)	Salaries earned during the fiscal years ended September 30 may differ from the annual salary determined by our Compensation Committee because such determinations are made on a calendar year basis.
(3)	Represents the grant date fair value of the award as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation.
(4)	All other compensation includes the following:

•	Awards of RCC restricted stock earned in the past three fiscal years, valued at the closing price of RCC common stock on the respective dates of grant, as well as 401(k) employer match contributions and employee perquisites, as follows:

•	Awards of RCC restricted stock earned during fiscal 2014 and granted in February 2015 are as follows: Mr. J. Cohen - $2,000,000; Mr. Brotman - $150,000; Mr. Elliott - $150,000; Mr. Feldman - $150,000; and Mr. Blomstrom - $150,000.

•	Awards of RCC restricted stock earned during fiscal 2013 and granted in January 2014 are as follows: Mr. J. Cohen - $1,250,000; Mr. Brotman - $150,000; Mr. Elliott - $150,000; and Mr. Blomstrom - $150,000.

•	Awards of RCC restricted stock earned during fiscal 2012 and granted in December 2012 are as follows: Mr. J. Cohen - $2,750,000; Mr. Brotman - $800,000; and Mr. Elliott - $800,000.

•	401(k) employer match contributions for 2014 are as follows: Mr. J. Cohen - $5,219; Mr. Brotman - $10,400; Mr. Elliott - $10,400; and Mr. Feldman - $7,167.

•	Employee perquisites comprised of automobile allowance or personal use of an automobile provided by us, parking cost reimbursement, and reimbursement of out-of-pocket medical costs.

Grants of Plan-Based Awards Table

During fiscal 2014, we granted plan-based awards to our NEOs. Some of our NEOs also received awards of RCC restricted stock from RCC. Refer to “Compensation Discussion and Analysis – Elements of Our Compensation Program – Long-Term Incentives – RCC Restricted Stock” for additional information. The following table sets forth information with respect to each of these awards on a grant-by-grant basis.

2014 GRANTS OF PLAN-BASED AWARDS

Name	Grant date	All other stock awards: number of shares of stock (#) (2)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Jonathan Z. Cohen
Our restricted stock (1)	1/23/2014	112,612	—	—	999,995
RCC restricted stock (2)	1/30/2014	211,864	—	—	1,249,998

Jeffrey F. Brotman
Our restricted stock (1)	1/23/2014	33,783	—	—	299,993
RCC restricted stock (2)	1/30/2014	25,423	—	—	149,996

Thomas C. Elliott
Our restricted stock (1)	1/23/2014	33,783	—	—	299,993
RCC restricted stock (2)	1/30/2014	25,423		—	149,996

Alan F. Feldman
Our restricted stock (1)	1/23/2014	45,045	—	—	400,000

Jeffrey D. Blomstrom
Our restricted stock (1)	1/23/2014	33,783	—	—	299,993
RCC restricted stock (2)	1/30/2014	25,243	—	—	149,996

(1)	Represents grants of our restricted valued at the closing price of our common stock on the grant date of $8.88. The stock vests 25% per year over four years and includes dividend equivalent rights. There were no stock option grants during 2014.
(2)	Represents a grant of RCC’s restricted stock valued at the closing price of RCC’s common stock on the grant date of $5.90. The stock vests 33.33% per year over three years and includes dividend equivalent rights. On October 23, 2014, vesting dates for these grants were deferred as follows: January 2, 2016: Mr. Blomstrom – 8,474 shares; Mr. Brotman – 8,474 shares; Mr. J. Cohen – 70,621 shares; and Mr. Elliott – 8,474 shares; January 30, 2016: Mr. Blomstrom – 8,475 shares; Mr. Brotman – 8,475 shares; Mr. J. Cohen – 70,622 shares; and Mr. Elliott – 8,475 shares; and January 30, 2017: Mr. Blomstrom – 8,474 shares; Mr. Brotman – 8,474 shares; Mr. J. Cohen – 70,621 shares; and Mr. Elliott – 8,474 shares.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth unexercised stock options, stock that has not vested and equity incentive plan awards granted to our NEOs that were outstanding as of the end of fiscal 2014.

Options (disclosed under the “Option awards” columns).

Restricted stock awards (disclosed under the “Stock awards” columns), valued at the closing price of our common stock on December 31, 2014.

RCC restricted stock awards (disclosed under the “Stock awards” columns), valued at the closing price of RCC’s common stock on December 31, 2014.

The following table sets forth information with respect to each of these awards on an award-by-award basis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($)
Jonathan Z. Cohen
Our stock awards	275,000	—	16.66	07/01/2015	5,548	(1)	50,154
					14,514	(2)	131,207
					4,341	(3)	39,243
					112,612	(4)	1,018,012
RCC stock awards	100,000	—	15.00	03/07/2015	20,686	(5)	104,257
					158,596	(6)	799,324
					152,667	(7)	769,442
					211,864	(8)	1,067,795
Jeffrey F. Brotman
Our stock awards	30,000	—	24.28	06/18/2017	1,849	(1)	16,715
					7,257	(2)	65,603
					2,712	(3)	24,516
					33,783	(4)	305,398
RCC stock awards					11,820	(5)	59,573
					90,549	(6)	456,367
					25,423	(8)	128,132
Thomas C. Elliott
Our stock awards	5,298	—	15.96	04/07/2015	1,849	(1)	16,715
	64,083	—	15.96	04/07/2015	7,257	(2)	65,603
	5,000	—	8.14	05/21/2018	2,712	(3)	24,516
					33,783	(4)	305,398
RCC stock awards	10,000	—	15.00	03/07/2015	11,820	(5)	59,573
					90,549	(6)	456,367
					25,423	(8)	128,132
Alan F. Feldman
Our stock awards	5,000	—	8.14	05/21/2018	1,828	(9)	16,525
					7,257	(2)	65,603
					5,425	(3)	49,042
					45,045	(4)	407,207
RCC stock awards	5,000	—	15.00	03/07/2015	2,909	(10)	14,661
					45,275	(6)	228,186
Jeffrey D. Blomstrom
Our stock awards	161,890	—	15.91	04/07/2015	1,828	(9)	16,525
	5,000	—	8.14	05/21/2018	7,257	(2)	65,603
					759	(3)	6,861
					33,783	(4)	305,398
RCC awards	10,000	—	15.00	03/07/2015	5,818	(10)	29,323
					90,549	(6)	456,367
					25,423	(8)	128,132

(1)	These shares of restricted stock were a part of a grant made on January 24, 2011, which provided for vesting at the rate of 25% per year on each anniversary of the grant date.
(2)	These shares of restricted stock were a part of a grant made on December 17, 2012, which provided for vesting at the rate of 25% per year on each anniversary of the grant date.
(3)	These shares of restricted stock were a part of a grant made on November 7, 2013, which provided for vesting at the rate of 25% per year on each anniversary of the grant date.

(4)	These shares of restricted stock were a part of a grant made on January 23, 2014, which provided for vesting at the rate of 25% per year on each anniversary of the grant date.
(5)	These shares of restricted stock were a part of a grant made on January 6, 2012, which provided for vesting at the rate of 33.33% per year on each anniversary of the grant date. On October 23, 2014, vesting for the remaining unvested shares was deferred until January 2, 2016, as follows: Mr. Brotman – 11,820 shares; Mr. J. Cohen – 20,686 shares; and Mr. Elliott – 11,820 shares.
(6)	These shares of restricted stock were a part of a grant made on December 20, 2012, which provided for vesting at the rate of 33.33% per year on each anniversary of the grant date. On October 23, 2014, vesting for the remaining unvested shares was deferred until December 20, 2015, as follows: Mr. Blomstrom – 45,274 shares; Mr. Brotman – 45,274 shares; Mr. J. Cohen – 79,298 shares; and Mr. Elliott – 45,274 shares, and deferred until January 2, 2016, as follows: Mr. Blomstrom – 45,275 shares; Mr. Brotman – 45,275 shares; Mr. J. Cohen – 79,298 shares; and Mr. Elliott – 45,275 shares.
(7)	These shares of restricted stock were a part of a grant made on January 2, 2013, which provided for vesting at the rate of 33.33% per year on each anniversary of the grant date. On October 23, 2014, vesting for the remaining unvested shares was deferred until January 2, 2016, as follows: Mr. J. Cohen – 152,667 shares.
(8)	These shares of restricted stock were a part of a grant made on January 30, 2014, which provided for vesting at the rate of 33.33% per year on each anniversary of the grant date. On October 23, 2014, vesting dates for the 2014 grants were deferred as follows: January 2, 2016: Mr. Blomstrom – 8,474 shares; Mr. Brotman – 8,474 shares; Mr. J. Cohen – 70,621 shares; and Mr. Elliott – 8,474 shares; January 30, 2016: Mr. Blomstrom – 8,475 shares; Mr. Brotman – 8,475 shares; Mr. J. Cohen – 70,622 shares; and Mr. Elliott – 8,475 shares; and January 30, 2017: Mr. Blomstrom – 8,474 shares; Mr. Brotman – 8,474 shares; Mr. J. Cohen – 70,621 shares; and Mr. Elliott – 8,474 shares.
(9)	These shares of restricted stock were a part of a grant made on February 7, 2011, which provided for vesting at the rate of 25% per year on each anniversary of the grant date.
(10)	These shares of restricted stock were a part of a grant made on February 10, 2012, which provided for vesting at the rate of 33.33% per year on each anniversary of the grant date.

Option Exercises and Stock Vested Table

With respect to our NEOs, this table shows each officer’s restricted stock awards that vested during fiscal 2014. There were no exercises by such officers of stock options during fiscal 2014.

Restricted Stock (disclosed under the “Stock awards” columns). The dollar value reflects the final pre-tax value received by such officers upon the vesting of restricted stock (our or RCC’s stock price on the vesting date), not the grant-date fair value or, in the case of our restricted stock, recognized compensation expense disclosed elsewhere in this proxy statement.

2014 OPTION EXERCISES AND STOCK VESTED

	Stock awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
Jonathan Z. Cohen
Our stock awards	14,250	131,394
RCC stock awards	235,522	1,385,630

Jeffrey F. Brotman
Our stock awards	12,480	114,822
RCC stock awards	94,922	557,189

Thomas C. Elliott
Our stock awards	12,480	114,822
RCC stock awards	81,072	476,028

Alan F. Feldman
Our stock awards	11,750	108,048
RCC stock awards	82,761	467,216

Jeffrey D. Blomstrom
Our stock awards	10,195	94,115
RCC stock awards	88,804	531,936

(1)	Value is calculated by multiplying the shares vested by the fair market value of the securities underlying the shares at the date of vesting.

As of December 31, 2014, we had the following securities authorized for issuance under our equity compensation plans.

EQUITY COMPENSATION PLAN INFORMATION

	(a)	(b)		(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders
Employee stock options	992,850	$16.30		1,402,786
Director units	271,660	n/a	(1)	159,588

(1)	Upon termination of service by an eligible director, we will issue an eligible director shares of our common stock equal to the number of vested units held by the eligible director, but all unvested units will be forfeited.

EMPLOYMENT AGREEMENTS AND POTENTIAL POST-EMPLOYMENT PAYMENTS

Jonathan Z. Cohen

Jonathan Z. Cohen currently serves as our Chief Executive Officer and President under an employment agreement dated October 5, 1999. The agreement was amended and restated as of December 29, 2008 to comply with requirements under Section 409A of the Code relating to deferred compensation. In January 2015, Mr. Cohen agreed that if we provide a life insurance policy, the premiums of which are paid for by us, he would accept such life insurance policy as his sole cash death benefit. The agreement requires Mr. J. Cohen to devote as much of his business time to us as necessary to the fulfillment of his duties, and permits him to have outside business interests. The agreement provided for initial base compensation of $200,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. J. Cohen’s performance. Mr. J. Cohen is eligible to receive incentive bonuses and equity compensation grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The agreement has a term of three years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. We may terminate the agreement sooner upon 60 days’ prior notice or in the event of Mr. J. Cohen’s death or if he is disabled for more than 240 days in any calendar year. Mr. J. Cohen also has the right to terminate the agreement upon a change of control or potential change of control and for cause. Mr. J. Cohen must provide us with 30 days’ notice of a termination by him for cause within 60 days of the event constituting the cause. We then would have 30 days in which to cure and, if we do not do so, Mr. J. Cohen’s employment will terminate 30 days after the end of the cure period. Mr. J. Cohen can terminate the agreement without cause upon 180 days’ notice. Termination amounts payable for any reason upon, or within two years after, a change of control as defined by Section 409A of the Code, which we refer to as a Section 409A change of control, will be paid in a single lump sum and will not be paid until 6 months after the termination date, if such delay is required by Section 409A.

Change of control is defined as:

•	we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with an unaffiliated entity, other than one in which our voting securities immediately prior to the transaction continue to represent at least 60% of the combined voting power immediately after the transaction of us, the surviving entity or, in the case of a division, each entity resulting from the division;

•	during any period of 24 consecutive months, individuals who were Board members at the beginning of the period cease for any reason to constitute a majority of the Board, unless the election or nomination for election by our stockholders of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period; or

•	we consummate a plan of complete liquidation or winding up of our company, or agreement of sale of all or substantially all of our assets or all or substantially all of the assets of our primary subsidiaries to an unaffiliated entity.

A potential change of control is defined as:

•	the Board approves a plan of complete liquidation or winding up of our company, or agreement of sale of all or substantially all of our assets or all or substantially all of the assets of our primary subsidiaries to an unaffiliated entity;

•	the commencement of a proxy or other contest or effort to effectuate a change in control; or

•	the acting together of any person or persons who are, or seek in any direct or indirect manner to become, beneficial owners, as defined in the Exchange Act, of 25% or more of our voting securities.

A Section 409A change of control event occurs when:

•	any person or group acquires more than 50% of the total fair market value or total voting power of our stock;

•	any person or group acquires during a 12-month period 30% or more of the total voting power of our stock;

•	a majority of our Board members is replaced over a 12-month period by directors who are not endorsed by the incumbent Board members; or

•	any person or group acquires during a 12-month period 40% or more of the total gross fair market value of our assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, purchase of stock or similar transaction with the corporation.

Cause is defined as:

•	without Mr. J. Cohen’s written consent, a substantial change in the services or duties required of Mr. J. Cohen, or the imposition of any services or duties substantially inconsistent with, or in diminution of, Mr. J. Cohen’s current position, services or duties, or status with us;

•	failure to continue Mr. J. Cohen’s coverage under any benefit plan, except to the extent a change applies to our senior executives generally or is required by law; or

•	a material breach of the agreement by us.

The agreement provides the following termination benefits as of January 2015, provided that, except in the case of his death, Mr. J. Cohen has executed a release of all claims against us:

•	upon termination due to death, Mr. J. Cohen’s estate will receive (a) a $10 million payout from Mr. J. Cohen’s life insurance policy and (b) automatic vesting of all stock and option awards;

•	upon termination due to disability, Mr. J. Cohen will receive annually (a) an amount equal to the product of (i) his average compensation and (ii) 75% payable in regular payroll installments and (b) automatic vesting of all stock and option awards;

•	upon termination by Mr. J. Cohen for cause or upon a change of control or potential change of control or termination by us, Mr. J. Cohen will receive (a) an amount equal to his average compensation for the then remaining 3-year term of his agreement, payable in regular payroll installments, (b) if he elects to continue to participate in our health plan, we will reimburse him for the COBRA premium cost, less the premium charge that is paid by our employees, during the severance period, (c) an amount equal to the cost we would incur for life, disability and accident insurance coverage during the severance period, less the premium charge that is paid by our employees, and (d) automatic vesting of all stock and option awards;

•	upon termination that occurs for any reason upon, or within two years after, a Section 409A change of control, Mr. J. Cohen will receive (a) an amount equal to his average compensation for the then remaining 3-year term of his agreement, payable in a single lump sum within 30 days of termination or, if required by Section 409A, six months after the date of termination, (b) if he elects to continue to participate in our health plan, we will reimburse him for the COBRA premium cost, less the premium charge that is paid by our employees, during the severance period, (c) an amount equal to the cost we would incur for life, disability and accident insurance coverage during the severance period, less the premium charge that is paid by our employees, and, (d) automatic vesting of all stock and option awards; and

•	upon termination by Mr. J. Cohen without cause, Mr. J. Cohen will receive automatic vesting of all stock and option awards.

In the event that any payments or benefits to Mr. J. Cohen upon termination become subject to any excise tax imposed under Section 4999 of the Code, we must pay Mr. J. Cohen an additional sum such that the net amounts retained by Mr. J. Cohen, after payment of excise, income and withholding taxes, equals the termination amounts payable.

If a termination event had occurred as of December 31, 2014, we estimate that the value of the benefits to Mr. J. Cohen would have been as follows:

Reason for termination	Severance payment		Benefits		Accelerated vesting of equity awards (1)	Tax Gross-Up
Death (6)	$11,649,985	(2)	—		$1,882,696	—

Disability	$2,912,496	(3)	—		$1,882,696	—

Termination by Mr. Cohen for cause or upon change of control or potential change of control, or by us	$11,649,985	(2)	$66,466	(4)	$1,882,696	$5,146,161	(5)

Termination that occurs for any reason upon, or within two years after, a Section 409A change of control	$11,649,985	(2)	$66,466	(4)	$1,882,696	$5,146,161	(5)

Termination by Mr. Cohen without cause	—		—		$1,882,696	—

(1)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End”. The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.
(2)	Mr. J. Cohen’s death benefit at December 31, 2014 was calculated using his average compensation (defined as the average of the three highest amounts of annual salary and bonus received by Mr. J. Cohen during the then current calendar year, on an annualized basis, or the then preceding eight calendar years) multiplied by three.
(3)	Calculated as Mr. J. Cohen’s average compensation multiplied by 75%. Amount shown represents amount payable annually for the remainder of Mr. J. Cohen’s life.
(4)	Represents rates currently in effect for COBRA insurance benefits (medical, life and dental insurance) for 36 months less the premium charge that would otherwise be paid by Mr. J. Cohen.
(5)	Assumes a tax rate of 20% for federal excise tax, and an effective individual tax rate of 50.33% for federal, state and local taxes.
(6)	Pursuant to a letter dated January 20, 2015, Mr. J. Cohen’s death benefit has been limited to a $10,000,000 life insurance policy and automatic vesting of his stock and option awards (valued at $1,882,696 calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014). We pay the premiums on the life insurance policy and Mr. J. Cohen’s estate is the beneficiary of the policy.

Jeffrey F. Brotman

Jeffrey F. Brotman currently serves as our Executive Vice President under an employment agreement dated June 18, 2007. The agreement was amended and restated as of December 29, 2008 to comply with requirements under Section 409A of the Code relating to deferred compensation. In January 2015, Mr. Brotman agreed (i) that if we provide a life insurance policy, the premiums of which are paid for by us, he will accept the insurance proceeds as the sole death benefit, and (ii) to limit the amount of severance pay that is payable under the agreement in certain circumstances to not more than $1 million. The agreement requires Mr. Brotman to devote as much of his business time to us as necessary to the fulfillment of his duties, and it permits him to have outside business interests. The agreement provides for initial base compensation of $350,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Brotman’s performance. Mr. Brotman is eligible to receive incentive bonus payments, stock option grants, restricted stock grants and other forms of incentive compensation in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The agreement has a term of one year and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current one year term. We may terminate the agreement sooner in the event of Mr. Brotman’s death, if he is disabled for more than 180 days in the aggregate or more than 90 days in any 365-day period, for cause or without cause upon 30 days’ prior notice. Mr. Brotman also has the right to terminate the agreement upon a Section 409A change in control or for good reason. Termination amounts payable for any reason upon, or within two years after, a Section 409A change of control will not be paid until 6 months after the termination date, if such delay is required by Section 409A. Mr. Brotman can terminate the agreement without cause upon 180 days’ notice.

Cause is defined as:

•	committing any act of fraud;

•	willful illegal conduct or gross misconduct which results in material and demonstrable damage to our business or reputation;

•	being charged with a felony;

•	continued failure to substantially perform his duties, other than as a result of physical or mental illness or injury, after written demand; or

•	failure to follow our reasonable written instructions which are consistent with Mr. Brotman’s duties.

The definition of change in control is the same as that in the employment agreement of Mr. J. Cohen, except that it is also a change in control if neither Mr. E. Cohen nor Mr. J. Cohen is on our Board or Mr. J. Cohen is no longer our chief executive officer.

Good reason is defined as:

•	material diminution in Mr. Brotman’s position, authority, duties or responsibilities;

•	any purported termination of Mr. Brotman’s employment by us for a reason or in an manner not expressly permitted under the agreement;

•	our failure to cause any successor to all or substantially all of our business and/or assets to expressly assume our obligations under the agreement;

•	we notify Mr. Brotman that we will not continue to extend the one-year term of his agreement; or

•	any substantial breach of the agreement by us.

The agreement provides the following termination benefits as of January 2015, provided that, except in the case of his death, Mr. Brotman has executed a release of all claims against us:

•	upon termination due to death, Mr. Brotman’s estate will receive a $1 million payout from Mr. Brotman’s life insurance policy;

•	upon termination due to disability, Mr. Brotman will receive the lesser of (A) the sum of (i) one year’s base compensation, payable in regular payroll installments, and (ii) the value of all incentive compensation, excluding stock option grants, received by Mr. Brotman in the year preceding his disability, or (B) $1 million;

•	upon termination by us other than for cause, death or disability, or by Mr. Brotman for good reason, Mr. Brotman will receive the lesser of (A) the sum of (i) his base compensation and any incentive compensation, excluding stock option grants, that he would otherwise have earned for the one-year term of his agreement, payable in regular payroll installments, (ii) if he elects to continue to participate in our health plan, we will reimburse him for the COBRA premium cost, less the premium charge that is paid by our employees, during the severance period, (iii) an amount equal to the cost we would incur for life, disability and accident insurance coverage during the severance period, and less the premium charge that is paid by our employees, and (iv) automatic vesting of all stock and option awards, or (B) $1 million;

•	upon termination by Mr. Brotman within 6 months of a change of control or upon termination by us in anticipation of a change of control or within 6 months of a change of control, Mr. Brotman will receive (a) an amount equal to 30 months’ of his base compensation and any incentive compensation, excluding stock option grants, that he would otherwise have earned if he had remained employed for a period of 30 months, payable in regular payroll installments, (b) if he elects to continue to participate in our health plan, we will reimburse him for the COBRA premium cost, less the premium charge that is paid by our employees, during the severance period, (c) an amount equal to the cost we would incur for life, disability and accident insurance coverage during the severance period, less the premium charge that is paid by our employees, and (d) automatic vesting of all stock and option awards;

•	upon termination that occurs for any reason upon, or within two years after, a Section 409A change of control, Mr. Brotman will receive (a) an amount equal to 30 months’ of his base compensation and any incentive compensation, excluding stock option grants, that he would otherwise have earned for a period of 30 months, payable in a single lump sum within 30 days of termination or, if required by Section 409A, six months after the date of termination, (b) if he elects to continue to participate in our health plan, we will reimburse him for the COBRA premium cost, less the premium charge that is paid by our employees, during the severance period, (c) an amount equal to the cost we would incur for life, disability and accident insurance coverage during the severance period, less the premium charge that is paid by our employees, and (d) automatic vesting of all stock and option awards.

If we terminate Mr. Brotman’s employment other than for cause, death or disability or if Mr. Brotman terminates his employment for good reason, our reimbursement to Mr. Brotman of COBRA payments will be increased by a tax gross-up payment equal to the amount of the income and FICA taxes imposed upon such reimbursement.

If a termination event had occurred as of December 31, 2014, we estimate that the value of the benefits to Mr. Brotman would have been as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards (1)	Tax Gross-Up
Death (4)	$1,200,000	—		—	—

Disability (5)	$1,200,000	—		—	—

Termination by Mr. Brotman for good reason, or by us other than for cause, death or disability (5)	$1,200,000	$16,114	(2)	$1,056,305	$13,901
Termination by Mr. Brotman upon or in anticipation of a change in control (5)	$3,000,000	$40,286	(3)	$1,056,305	$34,753
Termination that occurs for any reason upon, or within two years after, a Section 409A change of control	$3,000,000	$40,286	(3)	$1,056,305	$34,753

(1)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End.” The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.
(2)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Brotman.
(3)	Represents rates currently in effect for COBRA insurance benefits for 30 months less the premium charge that would otherwise be paid by Mr. Brotman.
(4)	Pursuant to a letter dated January 20, 2015, Mr. Brotman’s death benefit has been limited to a $1,000,000 life insurance policy. We pay the premiums on the life insurance policy and Mr. Brotman’s estate is the beneficiary of the policy.
(5)	Pursuant to a letter dated January 20, 2015, Mr. Brotman’s benefits upon termination for disability, termination by Mr. Brotman for good reason, or termination by us other than for cause, death or disability would be as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards		Tax Gross-Up
Disability	$1,000,000	—		—		—

Termination by Mr. Brotman for good reason, or by us other than for cause, death or disability	$1,000,000	$16,114	(a)	$1,056,305	(b)	$13,679

(a)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Brotman.
(b)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End.” The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.

Thomas C. Elliott

The terms of our employment agreement with Thomas C. Elliott, dated February 10, 2014, are the same as those of our employment agreement with Mr. Brotman, described above (including the effects of the January 2015 letter), except as follows: Mr. Elliott currently serves as Senior Vice President and Chief Financial Officer; Mr. Elliott’s initial base compensation is $350,000 per year; Mr. Elliott is required to devote substantially all of his time and attention to our business; Mr. Elliott does not have a right to terminate for good reason if we notify him that we will not continue to extend the one-year term of his agreement; Mr. Elliott receives only his base compensation in the event he terminates his employment for good reason or we terminate other than for cause, death or disability; and Mr. Elliott is entitled to two year’s compensation upon a change of control.

If a termination event had occurred as of December 31, 2014, we estimate that the value of the benefits to Mr. Elliott would have been as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards (1)	Tax Gross-Up
Death (4)	$1,200,000	—		—	—

Disability (4)	$1,200,000	—		—	—

Termination by Mr. Elliott for good reason, or by us other than for cause, death or disability (4)	$1,200,000	$22,155	(2)	$1,056,386	$22,156
Termination by Mr. Elliott upon change in control	$2,400,000	$44,311	(3)	$1,056,386	$44,314
Termination that occurs for any reason upon, or within two years after, a Section 409A change of control	$2,400,000	$44,311	(3)	$1,056,386	$44,314

(1)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End”. The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2013. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2013.
(2)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Elliott.
(3)	Represents rates currently in effect for COBRA insurance benefits for 24 months less the premium charge that would otherwise be paid by Mr. Elliott.
(4)	Pursuant to a letter dated January 20, 2015, Mr. Elliott’s death benefit has been limited to a $1,000,000 life insurance policy. We pay the premiums on the life insurance policy and Mr. Elliott’s estate is the beneficiary of the policy.
(5)	Pursuant to a letter dated January 20, 2015, Mr. Elliott’s benefits upon termination for disability, termination by Mr. Elliott for good reason, or termination by us other than for cause, death or disability would be as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards		Tax Gross-Up
Disability	$1,000,000	—		—		—

Termination by Mr. Elliott for good reason, or by us other than for cause, death or disability	$1,000,000	$22,155	(a)	$1,056,386	(b)	$21,696

(a)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Elliott.
(b)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End.” The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.

Alan F. Feldman

The terms of our employment agreement with Alan F. Feldman, dated January 29, 2009, are the same as those of our employment agreement with Mr. Brotman, described above (including the effects of the January 2015 letter), except as follows: Mr. Feldman currently serves as our Senior Vice President and as the Chief Executive Officer of Resource Real Estate; Mr. Feldman’s initial base compensation is $350,000 per year; the definition of “good reason” does not include a failure by us to require a successor to assume the obligations of Mr. Feldman’s agreement; and Mr. Feldman’s agreement does not have provisions relating to a change in control. In addition, at the time of Mr. Feldman’s agreement he received a stock award of 200,000 shares of our common stock and 75,000 shares of RCC common stock, which shares are all fully vested.

If a termination event had occurred as of December 31, 2014, we estimate that the value of the benefits to Mr. Feldman would have been as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards (1)	Tax Gross-Up
Death (3)	$1,200,000	—		—	—

Disability (4)	$1,200,000	—		—	—

Termination by Mr. Feldman for good reason, or by us other than for cause, death or disability (4)	$1,200,000	$15,876	(2)	$781,225	$15,548

(1)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End”. The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.
(2)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Feldman.
(3)	Pursuant to a letter dated January 20, 2015, Mr. Feldman’s death benefit has been limited to a $1,000,000 life insurance policy. We pay the premiums on the life insurance policy and Mr. Feldman’s estate is the beneficiary of the policy.
(4)	Pursuant to a letter dated January 20, 2015, Mr. Feldman’s benefits upon termination for disability, termination by Mr. Feldman for good reason, or termination by us other than for cause, death or disability would be as follows:

Reason for termination	Severance payment	Benefits		Accelerated vesting of equity awards (1)		Tax Gross-Up
Disability	$1,000,000	—		—		—

Termination by Mr. Feldman for good reason, or by us other than for cause, death or disability	$1,000,000	$15,876	(a)	$781,225	(b)	$15,547

(a)	Represents rates currently in effect for COBRA insurance benefits for 12 months less the premium charge that would otherwise be paid by Mr. Feldman.
(b)

Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End”. The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.

Jeffrey D. Blomstrom

Jeffrey D. Blomstrom currently serves as our Senior Vice President under an employment agreement dated January 28, 2015. The agreement requires Mr. Blomstrom to devote substantially all of his time and attention to us and our affiliates. The agreement provides for initial base compensation of $375,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Blomstrom’s performance. Mr. Blomstrom is eligible to receive incentive bonus payments, stock option grants, restricted stock grants and other forms of incentive compensation in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

The agreement has a term of one year and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current one year term. The agreement automatically terminates upon Mr. Blomstrom’s death and, upon not less than four months’ notice, we may terminate the agreement if Mr. Blomstrom is disabled for more than 180 days in the aggregate or more than 90 days in any 365-day period, or without cause. We may also terminate the agreement for cause with no prior notice. Mr. Blomstrom has the right to terminate the agreement without good reason upon giving not less than four months’ notice. Termination amounts payable for any reason upon, or within two years after, a Section 409A change of control will not be paid until 6 months after the termination date, if such delay is required by Section 409A.

Cause is defined as:

•	committing any act of fraud against us or our affiliates;

•	willful illegal conduct or gross misconduct which results in material and demonstrable damage to our business or reputation;

•	being charged with a felony;

•	continued failure to substantially perform his duties, other than as a result of physical or mental illness or injury, after written demand;

•	failure to follow our reasonable written instructions which are consistent with Mr. Brotman’s duties; or

•	breaches of certain provisions of the agreement.

Good reason is defined as:

•	material diminution in Mr. Blomstrom’s position, authority, duties or responsibilities;

•	any termination of Mr. Blomstorm’s employment by us for a reason or in an manner not expressly permitted under the agreement;

•	our failure to cause any successor to all or substantially all of our business and/or assets to expressly assume our obligations under the agreement; or

•	any substantial breach of the agreement by us.

The agreement provides the following termination benefits, provided that, except in the case of his death, Mr. Blomstrom has executed a release of all claims against us:

•	upon termination due to death, Mr. Blomstrom’s estate will receive a $1 million payout from Mr. Blomstrom’s life insurance policy and unvested equity awards will be accelerated;

•	upon termination due to disability, Mr. Blomstrom will receive the lesser of (A) the sum of (i) one year’s base compensation plus (ii) the value of all incentive compensation received by Mr. Blomstrom in the year preceding his disability, or (B) (i) $1 million less (ii) any long-term disability benefits paid to Mr. Blomstrom under our long-term insurance, and unvested equity awards will be accelerated;

•	upon termination by us other than for cause, death or disability, or by Mr. Blomstrom for good reason, Mr. Blomstrom will receive the lesser of (A) the sum of his base compensation and incentive compensation equal to the prior fiscal year’s incentive compensation, payable in regular payroll installments, or (B) $1 million.

If Mr. Blomstrom’s employment agreement had been in effect in 2014 and a termination event had occurred as of December 31, 2014, we estimate that the value of the benefits to Mr. Blomstrom would have been as follows:

Reason for termination	Severance payment	Benefits	Accelerated vesting of equity awards (1)	Tax Gross-Up
Death	$1,000,000	—	$1,008,210	—

Disability	$1,000,000	—	$1,008,210	—

Termination by Mr. Blomstrom for good reason, or by us other than for cause, death or disability	$1,000,000	—	$1,008,210	—

(1)	Represents the value of unvested and accelerated option awards and stock awards disclosed in the “Outstanding Equity Awards at Fiscal Year-End”. The payments relating to option awards are calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the applicable stock on December 31, 2014. The payments relating to stock awards are calculated by multiplying the number of accelerated shares or units by the closing price of the applicable stock on December 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Evaluating Related Person Transactions. We have a written policy that our Board of Directors, or a committee of the Board consisting solely of independent directors (excluding interested directors), review all proposed transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under applicable SEC regulations and includes our directors, executive officers and beneficial owners of 5% or more of our common stock. In approving any related person transaction, the Board or committee must determine that the transaction is fair and reasonable to us. All of the transactions described below were approved by our Board of Directors or one of our committees consisting solely of independent directors.

Related Person Transactions. In the ordinary course of our business operations, we sponsor and manage investment entities and have ongoing relationships with several related entities. The following table details the receivables and payables with these related parties as of December 31, 2014 (in thousands):

December 31, 2014
Receivables from managed entities and related parties, net:
Real estate investment entities	$23,733
Commercial finance investment entities (1)	2,833
Financial fund management investment entities	663
Loan to CVC Credit Partners	2,536
Other	488
Payables due to managed entities and related parties, net:
Real estate investment entities (2)	$2,942
Other	73

(1)	Net of reserve credit losses of $17.0 million related to management fees owed from one of the commercial finance investment partnerships which, based on estimated cash distributions, are not expected to be collectible.
(2)	Reflects $2.6 million in funds provided by real estate investment entities, which we hold to self-insure the properties held by those entities.

We receive fees, dividends and reimbursed expenses from several related/managed entities. In addition, we reimburse related entities for certain operating expenses. The following table details those activities for the fiscal year ended December 31, 2014 (in thousands):

December 31, 2014
Fees from unconsolidated investment entities:
Real estate (1)	$34,395
Financial fund management	3,633
Commercial finance (2)	—
CVC Credit Partners – reimbursement of net costs and expenses	1,037
Resource Real Estate Opportunity REIT I:
Reimbursement of costs and expenses	2,227
Dividends paid	117
Resource Real Estate Opportunity REIT II:
Reimbursement of costs and expenses	2,342
LEAF:
Payment for sub-servicing the commercial finance investment partnerships	(293)
Payment for rent and related expenses	—
Reimbursement of net costs and expenses	129
1845 Walnut Associates Ltd.:
Payment for rent and related expenses	(767)
Property management fees	205
Brandywine Construction & Management, Inc. – payment for property management of hotel property	(232)
Atlas Energy, L.P. – reimbursement of net costs and expenses	163
Ledgewood P.C. – payment for legal services	(180)
Graphic Images, LLC – payment for printing services	(156)
The Bancorp, Inc. – reimbursement of net costs and expenses	111
9 Henmar LLC – payment of broker/consulting fees	(38)

(1)	Reflects discounts recorded by us of $82,000 in fiscal 2014 in connection with management fees from our real estate investment entities that we expect to receive in future periods.
(2)	During fiscal 2014 we waived $683,000 of our fund management fees from our commercial finance investment entities.

Relationship with CVC Credit Partners. In conjunction with our sale in April 2012 of Apidos to CVC, we received, in part, a 33% limited partner interest in CVC Credit Partners, a joint venture between us and CVC, and a 33% interest in the General Partner of CVC Credit Partners. Mr. J. Cohen, our Chief Executive Officer and President, serves as the chairman of the board of CVC Credit Partners for so long as we hold at least 10% of the partnership interest in CVC Credit Partners. In addition, so long as we hold at least 25% of the partnership interests, our consent will be required for all non-routine partnership actions, including dispositions and acquisitions in excess of specified thresholds, declarations of distributions, appointment and termination of senior employees, establishment of new investment funds and financings in excess of specified thresholds.

Under a fee agreement entered into in connection with the sale of Apidos to CVC, we are required to remit a portion of the base management fee and incentive compensation we receive from RCC to Apidos-CVC. The percentage paid to Apidos-CVC is determined by dividing the equity RCC holds in two Apidos CLOs by the calculated equity used to determine the base management fee. Any incentive compensation paid to Apidos-CVC excludes non-recurring items unrelated to Apidos-CVC. In October 2014, Apidos CLO I was liquidated, resulting in a $28.5 million reduction in RCC equity in Apidos CLOs and, therefore, a reduction in the base and incentive compensation due to Apidos-CVC.

In February 2011, we entered into a services agreement with RCC to provide sub-advisory collateral management and administrative services for five CLOs holding approximately $1.7 billion in bank loans whose management contracts RCC had acquired. In connection with services provided by Apidos-CVC, in February 2011 the management agreement was further amended to permit RCC to pay Apidos-CVC 10% of all base and additional collateral management fees and 50% of all incentive collateral management fees it collects and to reimburse Apidos-CVC expenses relative to the management of these CLOs. As of December 31, 2014, Apidos-CVC continues to provide subadvisory services to three of these CLOs holding approximately $800.0 million in bank loans.

In May 2014, we made a €2.0 million bridge loan to CVC Credit Partners with interest accruing at a rate of the Euro Interbank Offered Rate (“EURIBOR”) plus 7%. We and CVC Credit Partners agreed to extend the maturity of the note until September 30, 2015. As of December 31, 2014, the outstanding balance on the loan was €2,073,000.

Relationship with Resource Real Estate Opportunity REIT, Inc. We formed Resource Real Estate Opportunity REIT, which we refer to as RRE Opportunity REIT I, in fiscal 2009 to primarily focus on acquiring non-performing real estate loans and distressed real estate at a discount. Since September 2009, we have had a management agreement with RRE Opportunity REIT pursuant to which we provide investment management and administrative services. The agreement automatically renews for a one-year term upon the approval of the conflicts committee of the RRE Opportunity REIT board of directors. We receive acquisition, asset management, disposition and debt financing fees and reimbursement for out-of-pocket expenses. As of December 31, 2014, we had a $325,000 receivable due from RRE Opportunity REIT I.

Relationship with Resource Real Estate Opportunity REIT II, Inc. We formed Resource Real Estate Opportunity REIT II, which we refer to as RRE Opportunity REIT II, in fiscal 2012 to primarily focus on acquiring under-performing multifamily rental properties, distressed real estate and performing loans. Our subsidiary, Resource Real Estate, Inc., is the external manager. In February 2014, RRE Opportunity REIT II commenced its initial public offering of up to $1.0 billion in common stock at a maximum price of $10 per share. We are entitled to receive reimbursements for costs associated with the formation and operating expenses of RRE Opportunity REIT II. As of December 31, 2014, we had a $3.4 million receivable due from RRE Opportunity REIT II for offering costs and operating expense reimbursements.

Relationship with LEAF Commercial Capital, Inc. We maintain a shared service agreement with LEAF for the reimbursement of various costs and expenses we incur on behalf of LEAF.

Sub-servicing agreement with LEAF for the commercial finance investment funds. We entered into a sub-servicing agreement with LEAF to provide management services for our remaining commercial finance funds. The fee is equal to LEAF’s costs to provide these services up to a maximum of 1% of the net present value of all lease and loan contracts comprising each commercial finance fund’s borrowing base under its credit facilities or securitizations. In addition, LEAF is entitled to an evaluation fee equal to 50% of any acquisition or similar fee collected by us in connection with the acquisition of any new lease or loan contracts for which LEAF provides evaluation services.

Relationship with Atlas Energy, L.P. Mr. E. Cohen is our Chairman of the Board and was also the chief executive officer and president of the general partner of Atlas Energy, L.P.. Mr. J. Cohen, our CEO and President, is also such general partner’s chairman of the board. In 2014, Atlas Energy, L.P. reimbursed us for certain shared services. At December 31, 2014, we had a $27,000 payable balance due to Atlas Energy, L.P. In February 2015, Atlas Energy merged with a third party and Messrs. E. Cohen and J. Cohen are no longer affiliated with Atlas Energy, L.P.

Relationship with 1845 Walnut Associates Ltd. We own a 7% investment in a real estate partnership that owns a building at 1845 Walnut Street, Philadelphia in which we also lease office space. In February 2009, we amended our lease for offices in this building to extend the lease termination date through May 2013. In October 2012, we signed a new ten-year lease which was amended in May 2013 for 34,476 square feet of office space in the same building commencing in August 2013. We were provided a tenant allowance of $1.5 million for renovation of the office. The lease provides for a five-year extension at our option. In March 2013, we assumed management of the building.

Relationship with Ledgewood P.C. Ledgewood is a law firm that has provided legal services to us since 1991. Until March 2006, Mr. Jeffrey F. Brotman was the managing member of Ledgewood. Mr. Brotman remained of counsel to Ledgewood through June 2007, at which time he became our Executive Vice President. In connection with his separation, Mr. Brotman will receive payments from Ledgewood through 2014.

Mr. E. Cohen, who was of counsel to Ledgewood until April 1996, receives certain debt service payments from Ledgewood related to the termination of his affiliation with Ledgewood and its redemption of his interest in the firm.

Relationship with Graphic Images, LLC. We use the services of Graphic Images, a printing company, whose principal owner is the father of our Chief Financial Officer.

Relationship with retirement trusts. We have established two trusts to fund a SERP retirement plan for Mr. E. Cohen. The 1999 Trust, a secular trust, purchased 100,000 shares of the common stock of The Bancorp, Inc. ($1.7 million fair value at December 31, 2014). See “Relationship with The Bancorp, Inc.” below. This trust and its assets are not included our consolidated balance sheets, but trust assets are considered in determining the amount of our liability under the SERP.

Relationship with The Bancorp, Inc. (Nasdaq: TBBK). The Bancorp, Inc. is a bank holding company that was organized in 2000 and in which we were an original investor. Mr. Daniel G. Cohen (“Mr. D. Cohen”) is the chairman of the board and Mrs. Betsy Z. Cohen (“Mrs. B. Cohen”) was the Chief Executive Officer of Bancorp and its subsidiary bank until December 31, 2014. Mrs. B. Cohen is the wife of Mr. E. Cohen, and Mr. E. Cohen and Mrs. B. Cohen are the parents of Messrs. J. Cohen and D. Cohen. Michael J. Bradley and Hersh Kozlov, two of our directors, are each members of the Board of Directors of Bancorp. From June 2011 until January 2015, we sublet a portion of our New York office space to Bancorp. As of December 31, 2014, we held cash deposits of $29,000 at Bancorp.

Relationship with 9 Henmar LLC. We own interests in entities that have sponsored CDO issuers and manage pools of trust preferred securities acquired by the CDO issuers. These entities and CDO issuers were originated and developed in large part by Mr. D. Cohen. We agreed to pay Mr. D. Cohen’s company, 9 Henmar, 10% of the fees we receive, before expenses, in connection with the first four of these CDOs that we sponsored and manage.

Relationship with Certain Directors, Officers, Employees and Other Related Parties. In February 2014, we loaned a non-executive employee $300,000 under a promissory note bearing interest at 3-month LIBOR plus 3%, resetting annually. Principal and interest are payable annually commencing January 15, 2015 with equal payments due on January 15, 2015 and 2016 with a final maturity of January 15, 2016. In December 31, 2014, we amended the terms of the note to extend the payments to March 15, 2015 and 2016 and to make the final maturity March 15, 2016.

Relationship with Brandywine Construction & Management, Inc. Brandywine Construction & Management, Inc., which we refer to as BCMI, is a real estate management firm that has provided services to us since 1991. BCMI currently manages the property underlying one of our real estate investments. Mr. E. Cohen is the chairman of BCMI and a minority stockholder.

In March 2008, we sold a 19.99% interest in two indirect subsidiaries that hold a hotel property in Savannah, Georgia to a limited liability company owned by Adam Kauffman, president of BCMI, for $1 million plus $130,000 in fees, and recognized a gain of $612,000. Mr. Kauffman now has a right-of-first-offer to purchase the balance of our interest in the hotel. In November 2012, we paid a $95,000 fee to BCMI in connection with the negotiation and ultimate sale of a property in which we had a loan investment.

PROPOSAL 2: APPROVAL OF THE RESOURCE AMERICA, INC. ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES

General

Our Board of Directors has approved the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Annual Plan”), subject to stockholder approval. Under the Annual Plan, we may award annual bonuses to senior executive employees, subject to achievement of performance goals. The Board of Directors recommends approval of the Annual Plan by our stockholders at the 2015 Annual Meeting.

The Annual Plan will be effective as of January 1, 2015 if the stockholders approve the Annual Plan. The Prior Annual Incentive Plan, which was approved by our Board of Directors and stockholders, effective October 1, 2006, has been terminated. When approving annual bonuses, the Compensation Committee takes into account tax and other considerations, including the $1,000,000 deduction limit under section 162(m) of the Internal Revenue Code (the “Code”) (see discussion of section 162(m) under “Federal Income Tax Consequences” below). The Company has determined that is appropriate to adopt the Annual Plan and submit it to our stockholders for approval so that the Compensation Committee may award annual bonuses that qualify for an exemption from the $1,000,000 deduction limit under section 162(m) as “qualified performance based compensation.” The Compensation Committee is not required to award bonuses that qualify for the exemption, but approval of the Annual Plan by our stockholders at the 2015 Annual Meeting will allow the Compensation Committee to grant annual bonuses that meet the requirements for the exemption if it so determines. If the stockholders do not approve the Annual Plan, the Compensation Committee will not be able to grant bonuses that are exempt from the section 162(m) deduction limit.

The material terms of the Annual Plan are summarized below. A copy of the full text of the Annual Plan is attached to this Proxy Statement as Exhibit A. This summary of the Annual Plan is not intended to be a complete description of the Annual Plan and is qualified in its entirety by the actual text of the Annual Plan to which reference is made.

Description of the Annual Plan

Purpose: The Annual Plan provides for the award of annual bonuses to our senior executive employees and senior executive employees of our subsidiaries based on the achievement of objective performance goals over a designated performance period. The performance period is generally our fiscal year, which is the calendar year, but it may be any other period of up to 12 months. The objectives of the Annual Plan are:

•	to enhance our ability to attract, reward and retain employees.

•	to strengthen employee commitment to our success.

•	to align employee interests with those of our stockholders by providing compensation that varies based on our success.

Administration: The Annual Plan will be administered and interpreted by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority to establish the rules and regulations relating to the Annual Plan, to interpret the Annual Plan and those rules and regulations, to select participants, to determine each participant’s target award and award amount, to approve all awards, to determine whether awards will be designated as “qualified performance-based compensation” for purposes of section 162(m) of the Code, to decide the facts in any case arising under the Annual Plan, to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Annual Plan, including the delegation of its authority or power, where appropriate.

Eligibility and Participation: Our senior executive employees and senior executive employees of our subsidiaries are eligible to participate in the Annual Plan. Approximately 10 senior executives will be eligible to receive awards under the Annual Plan. The Compensation Committee will select the senior executive employees who will participate in the Annual Plan for each performance period.

Establishment of Performance Goals. As soon as practicable, but no later than the earlier of 90 days after the beginning of the performance period or the date on which 25% of the performance period has been completed, the Compensation Committee will determine the employees who will be participants for the performance period, the performance goals and each participant’s target award for the performance period. The performance goals may provide for differing amounts to be paid based on different thresholds of performance. The maximum award payable to any participant for any performance period will not exceed $6,000,000.

Objective Criteria. The performance goals will be based on objective business criteria selected by the Committee at the beginning of each performance period. The relevant criteria will include, either in absolute terms or in comparison to publicly available industry standards or indices, one or more of the following: stock price, return on equity, return on investment, assets under management, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, price-earnings multiples, net income, operating income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, stockholder return, return on capital employed, increase in assets, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Compensation Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or our company performance as a whole, or any combination.

Calculation of Awards. A participant will earn an award for a performance period based on the level of achievement of the performance goals established by the Compensation Committee for that performance period, subject to reduction by the Compensation Committee if appropriate. The Compensation Committee may reduce an award for any performance period based on its assessment of personal performance or other factors, but the Compensation Committee may not increase an award beyond the amount determined based on achievement of the performance goals. A participant will receive no award if the level of achievement of the performance goals is below the minimum required to earn an award for the performance period.

Payment of Awards. At the end of the performance period, the Compensation Committee will certify the achievement of the performance goals and the amount of awards to be paid. Awards will be paid in one or more installments in the year following the year in which the performance period ends. The Company will pay awards in cash, in the form of shares of our Common Stock or stock units with respect to our Common Stock, or any combination thereof. Any shares of our Common Stock or stock units on our Common Stock will be issued under our Resource America, Inc. Omnibus Equity Compensation Annual Plan or a successor plan. The Committee may permit participants to elect to defer awards.

Limitations on Payment of Awards. Generally, a participant must be employed on the last day of a performance period in order to be eligible to receive payment of an award under the Annual Plan. However, if a participant’s employment terminates prior to the end of the performance period, the Compensation Committee may determine that the participant will remain eligible to receive a prorated portion of any award that would have been earned for the performance period, subject to attainment of applicable performance goals, in such circumstances as the Compensation Committee deems appropriate. If a participant is on an authorized leave of absence during the performance period, the participant may be eligible to receive a prorated portion of any award that would have been earned, as determined by the Committee. Payment of such prorated awards will be made at the time awards are paid to other participants for the performance period.

Change of Control. Unless the Compensation Committee determines otherwise, if a change of control of our company occurs prior to the end of a performance period, the performance period shall cease upon the change of control, and each participant who is employed by the Company on the date of the change of control, or as otherwise determined by the Compensation Committee, as described under “Limitations on Payment of Awards” above, will receive an award for the performance period based on performance measured as of the date of the change of control, or as otherwise determined by the Compensation Committee. The Company will pay any such awards within 60 days after the change of control date, except that if the change of control does not constitute a “change in control event” under Section 409A of the Code, payment will be made at the time described under “Payment of Awards” above.

Amendment and Termination of Annual Plan. The Compensation Committee has the authority to amend, modify or terminate the Annual Plan; provided that the Compensation Committee may not amend the Annual Plan without obtaining stockholder approval if stockholder approval is required under section 162(m) of the Code. The Compensation Committee may determines that the Annual Plan will be submitted to our stockholders for reapproval by the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Annual Plan, if additional awards that are intended to be exempt from the deduction limit under section 162(m) of the Code are to be paid under the Annual Plan and if required by section 162(m) of the Code.

New Plan Benefits

The amounts payable under the Annual Plan for 2015 cannot be determined until after the 2015 performance period is completed and achievement of the performance goals is determined. The following table lists the maximum awards that may be paid for the 2015 performance period, based on achievement of performance goals, as approved by the Compensation Committee on March 23, 2015. All awards listed below are subject to stockholder approval of the Annual Plan at the 2015 Annual Meeting. If our stockholders do not approve the Annual Plan, these awards will not be payable.

Name and Position	Maximum Award Payable for 2015 Performance Period ($)
Jonathan Z. Cohen, President & Chief Executive Officer	$4,500,000

Jeffrey F. Brotman, Executive Vice President	$2,250,000

Thomas C. Elliott, Senior Vice President & Chief Financial Officer	$2,250,000

Alan F. Feldman, Senior Vice President, Chief Executive Officer of Resource Real Estate, Inc	$2,250,000
Jeffrey D. Blomstrom, Senior Vice President, President of Resource Financial Fund Management	$2,250,000

Executive Group[1]	$13,500,000
Non-Executive Director Group	N/A
Non-Executive Officer Employee Group	N/A

1.	The Executive Group number is the total of the named executive officer maximum awards for 2015.

Federal Income Tax Consequences

The following description of the federal income tax consequences of awards under the Annual Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of stockholders considering how to vote at the 2015 Annual Meeting and not as tax guidance to individuals who participate in the Annual Plan.

Awards generally will be subject to tax in the year in which an award is paid. We may withhold from amounts payable under the Annual Plan or other compensation an amount necessary to satisfy tax withholding obligations with respect to any award.

We will generally be entitled to a corresponding tax deduction in the year an award is paid; provided that if section 162(m) of the Code applies to an award, the award will be fully deductible only if it meets the requirements of “qualified performance-based compensation” under section 162(m) of the Code and is otherwise deductible as compensation.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers other than the chief financial officer in excess of $1,000,000 in any year. Compensation that meets the requirements of “qualified performance based compensation” is excluded from the $1,000,000 deduction cap, and therefore remains fully deductible by the corporation. The Annual Plan is structured to allow, but not require, annual bonuses granted under the Annual Plan to meet the requirements of “qualified performance-based compensation” under section 162(m) of the Code.

Awards may be subject to a 20% tax, in addition to ordinary income tax, at the time the award becomes vested, plus interest, if the awards constitute deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Vote Required for Approval

The proposal to approve the Annual Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the 2015 Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Grant Thornton, LLP, or Grant Thornton, as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015. Although approval is not required by our bylaws or otherwise, the Board of Directors is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. The Audit Committee anticipates engaging Grant Thornton to review our financial statements for fiscal 2015. If the selection of Grant Thornton is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON TO AUDIT OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

Audit Fees. The aggregate fees billed by Grant Thornton for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 (including a review of internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q during such fiscal years were $1,816,065 (including $860,000 related to RCC audit fees) and $2,687,049 (including $824,000 related to RCC audit fees), respectively.

Audit-Related Fees. The aggregate fees billed by Grant Thornton for audit-related services, including consulting on accounting issues in connection with potential capital transactions, assisting with responses to SEC comments letters and the audits of our 401(k) Plan, were $209,874 (including $93,000 related to RCC audit related fees) and $256,973 (including $62,000 related to RCC audit related fees) for the fiscal years ended December 31, 2014 and 2013, respectively.

Tax Fees. The aggregate fees billed by Grant Thornton for professional services related to tax compliance, tax advice and tax planning were $177,815 (including $70,500 related to RCC audit related fees) and $54,044 (including $24,000 related to RCC tax related fees) for the fiscal years ended December 31, 2014 and 2013, respectively.

All Other Fees. Grant Thornton did not bill for products and services provided to us, other than services described above under “Audit Fees,” “Audited-Related Fees” and “Tax Fees,” for the fiscal years ended December 31, 2014 and 2013.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton as well as the fees charged by Grant Thornton for such services. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services and fees were pre-approved during fiscal 2014.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Stockholder proposals or nominations for election of directors submitted for inclusion in our proxy statement for our 2016 annual meeting of stockholders must be received by us no later than December 26, 2015. Such items must comply with the eligibility standards promulgated by the SEC. In accordance with our bylaws, stockholder proposals or nominations for election of directors to be brought before the 2016 meeting, but not to be included in our proxy statement, must be received by us not later than January 25, 2016. The notice must contain all of the information required by our Bylaws, a copy of which is available upon request from our Secretary.

By order of the Board of Directors,
Michael S. Yecies, Secretary
April 24, 2015

EXHIBIT A

RESOURCE AMERICA, INC.

ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES

1.	Purpose

The purpose of the Resource America, Inc. Annual Incentive Plan for Senior Executives (the “Plan”) is to enhance the ability of Resource America, Inc. to attract, reward and retain senior executive employees, to strengthen employee commitment to Resource America, Inc.’s success and to align employee interests with those of Resource America, Inc.’s stockholders by providing variable compensation, based on the achievement of performance objectives. To this end, the Plan provides a means of annually rewarding participants based on the performance of Resource America, Inc. and its business units and, where appropriate, on a participant’s personal performance. The Plan is intended to allow (but not require) the Committee (defined below) to make awards that meet the requirements for “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended. The Plan shall be effective as of January 1, 2015, subject to stockholder approval in 2015. The Plan replaces the prior Resource America, Inc. Annual Incentive Plan for Senior Executives, which has been terminated.

2.	Definitions

(a) “Award” shall mean an incentive award earned by a Participant under the Plan for any Performance Period.

(b) “Base Salary” shall mean the Participant’s annual base salary rate in effect at the beginning of a Performance Period. Base Salary does not include Awards under this Plan or any other short-term or long-term incentive plan, imputed income from programs such as group-term life insurance, or non-recurring earnings such as moving expenses. Base Salary is based on annual salary before reductions for deferrals under Company-sponsored deferred compensation plans, contributions under Code section 401(k) and contributions to flexible spending accounts under Code section 125.

(c) “Board” shall mean the Company’s Board of Directors.

(d) “Change of Control” shall be deemed to have occurred upon the first to occur of any of the following events:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

(iii) The consummation of a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company; or

(iv) After the date this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended or any successor statute thereto.

(f) “Committee” shall mean the Compensation Committee of the Board. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under Code section 162(m) and related Treasury regulations.

(g) “Company” shall mean Resource America, Inc., a Delaware corporation, and any successor corporation.

(h) “Participant” for any Performance Period, shall mean a senior executive employee of the Company or a subsidiary who is designated by the Committee to participate in the Plan.

(i) “Performance Goals” for any Performance Period, shall mean:

(i) The performance goals of the Company and its subsidiaries or one or more business units, as specified by the Committee, shall be based on one or more of the following objective criteria, either in absolute terms or in comparison to publicly available industry standards or indices: stock price, return on equity, return on investment, assets under management, EBITDA (earnings before interest, taxes, depreciation and amortization), earnings per share, price-earnings multiples, net income, operating income, revenues, working capital, accounts receivable, productivity, margin, net capital employed, return on assets, shareholder return, return on capital employed, increase in assets, unit volume, sales, internal sales growth, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing.

(ii) To the extent applicable, the Committee, in determining whether and to what extent a Performance Goal has been achieved, shall use the information set forth in the Company’s audited financial statements and other objectively determinable information. The Performance Goals established by the Committee may be (but need not be) different each Performance Period, and different Performance Goals may be applicable to different Participants.

(j) “Performance Period” shall mean the fiscal year of the Company or any other period of up to 12 months designated by the Committee with respect to which an Award may be earned.

(k) “Plan” shall mean this Resource America, Inc. Annual Incentive Plan for Senior Executives, as in effect from time to time.

(l) “Target Award” shall mean the targeted amount, expressed as a percentage of the Participant’s Base Salary, that the Participant will earn as an Award for the Performance Period if the targeted level of performance is achieved for each of the Performance Goals set by the Committee for the Participant. A Participant’s Target Award shall be determined by the Committee based on the Participant’s responsibility level, position or such other criteria as the Committee shall determine.

3.	Eligibility

All senior executive employees of the Company and its subsidiaries are eligible to participate in the Plan. The Committee shall designate which senior executive employees shall participate in the Plan for each Performance Period. In order to be eligible to receive an Award with respect to any Performance Period, an employee must be actively employed by the Company or a subsidiary on the last day of the Performance Period, except as provided in Section 7 or 8 below.

4.	Administration

(a) Committee Authority. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine each Participant’s Target Award and Award amount, to approve all Awards, to determine whether Awards will be designated as “qualified performance-based compensation” for purposes of Code section 162(m), to decide the facts in any case arising under the Plan and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(b) Committee Determinations. All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award. Awards need not be uniform as among Participants. The Committee’s administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including, the Participants and their respective beneficiaries.

5.	Determination of Awards

(a) Target Awards and Performance Goals. As soon as practicable, but no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m), the Committee shall determine the senior executive employees who shall be Participants during that Performance Period, each Participant’s Target Award and the Performance Goals for each Participant, all of which shall be set forth in the Committee’s minutes. The Target Awards may provide for differing amounts to be paid based on differing thresholds of performance. The Committee shall specify in the minutes how the financial calculations for the Performance Goals will be made, including what, if any, adjustments shall be made in the event of a change in corporate capitalization, corporate transaction, change in applicable accounting rules or principles, or other event. The Committee shall establish a maximum dollar amount that may be paid to a Participant for the Performance Period. The Company shall notify each Participant of the Participant’s Target Award and the applicable Performance Goals for the Performance Period.

(b) Earning an Award. A Participant will earn an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that period; provided that the Committee may reduce (but not increase) an Award below the level determined based on the Performance Goals. A Participant will receive no Award if the level of achievement of Performance Goals is below the minimum required to earn an Award for the Performance Period, as specified by the Committee at the time the Performance Goals are established.

(c) Maximum Award Amount. The maximum Award payable to any Participant for any Performance Period shall not exceed $6,000,000.

(d) Section 162(m). Awards that are intended to be “qualified performance-based compensation” under Code section 162(m) shall be based on Performance Goals for each Performance Period that shall satisfy the requirements for “qualified performance-based compensation” under Code section 162(m), including the requirement that the achievement of the Performance Goals be substantially uncertain at the time they are established and that the Performance Goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. An Award that is designated as “qualified performance-based compensation” under Code section 162(m) may not be awarded as an alternative to any other award that is not designated as “qualified performance-based compensation,” but instead must be separate and apart from all other awards made. The Committee is authorized to reduce an Award for any Performance Period based upon its assessment of personal performance or other factors, but not to increase the Award beyond the amount determined based on achievement of the Performance Goals for that Participant. Any reduction of a Participant’s Award shall not result in an increase in any other Participant’s Award.

6.	Payment of Awards

The Committee shall certify and announce the Awards that will be paid by the Company to each Participant as soon as practicable following the final determination of the Company’s financial results for the relevant Performance Period. Except as otherwise provided in Section 8 below, payment of the Awards certified by the Committee shall be made in one or more installments in the next calendar year (not later than December 31 of such year) following the calendar year in which the Performance Period ends. Awards shall be paid in cash, in the form of Company stock or stock units, or any combination thereof. Any Company stock or stock units shall be issued under the Resource America, Inc. Omnibus Equity Compensation Plan or a successor plan.

7.	Limitations on Rights to Payment of Awards

(a) Employment. No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the last day of the Performance Period; provided, however, that the Committee may determine that if a Participant’s employment with the Company terminates prior to the end of the Performance Period, the Participant shall remain eligible to receive a pro-rated portion of any Award that would otherwise have been earned for the Performance Period, based on attainment of the Performance Goals, in such circumstances as the Committee deems appropriate. If payments are to be made under the Plan after a Participant’s death, such payments shall be made to the personal representative of the Participant’s estate. Payment of any such pro-rated Awards shall be made at the time Awards are paid to other Participants for the Performance Period, in accordance with Section 6 above, and subject to Section 8.

(b) Leaves of Absence. If a Participant is on an authorized leave of absence during the Performance Period, the Participant may be eligible to receive a pro-rated portion of any Award that would otherwise have been earned, as determined by the Committee.

8.	Change of Control

(a) Awards. Unless the Committee determines otherwise, if a Change of Control occurs prior to the end of a Performance Period, the Performance Period shall cease upon the Change of Control date and each Participant who is in the employ of the Company on the date of the Change of Control, or as otherwise determined by the Committee pursuant to Section 7 above, shall receive an Award for the Performance Period in which the Change of Control occurs, based on performance measured as of the date of the Change of Control, or as otherwise determined by the Committee.

(b) Payment. Payment shall be made within 60 days after the Change of Control date (regardless of whether the Participant is employed after the Change of Control), if the Change of Control constitutes a “change in control event” for purposes of Code section 409A. If the Change of Control does not constitute a “change in control event” for purposes of Code section 409A, payment will be made on the date described in Section 6 above (regardless of whether the Participant is employed after the Change of Control).

9.	Deferrals

Notwithstanding the foregoing, the Committee may permit a Participant to defer receipt of an Award that would otherwise be payable to the Participant. The Committee shall establish rules and procedures for any such deferrals, consistent with the applicable requirements of Code section 409A.

10.	Amendments

The Committee may at any time amend this Plan; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Code section 162(m). The Committee may determine that the Plan will be submitted to the Company’s stockholders for reapproval by the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan, if additional Awards that are intended to be “qualified performance-based compenation” under Code section 162(m) are to be paid under the Plan and if required by Code section 162(m) or the regulations thereunder. Except as provided in Section 12(g) below, no amendment that adversely affects any Participant’s rights to an Award that has been earned prior to the date of the amendment shall be effective unless the Participant consents to the amendment.

11.	Termination

The Committee may terminate this Plan at any time. In the case of termination of the Plan other than in connection with a Change of Control, the Committee may determine that each Participant may receive a pro-rated portion of the Award that would otherwise have been earned for the then current Performance Period had the Plan not been terminated, as determined by the Committee. Each Award payable in accordance with this Section 11 shall be paid as described in Section 6 above, subject to Section 8.

12.	Miscellaneous Provisions

(a) No Employment Right. This Plan is not a contract between the Company and any employee or Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any employee or any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan. Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee or to remove any individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

(b) No Assignment. A Participant’s right and interest under the Plan may not be assigned or transferred, except upon death as provided in Section 7 above, and any attempted assignment or transfer shall be null and void.

(c) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d) Obligations to the Company. If a Participant becomes entitled to payment of an Award under the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing an amount owing to the Company, then the Company may offset such amount owed to it against the Award otherwise distributable. Any determination under this Section 12(d) shall be made by the Committee in its sole discretion.

(e) Withholding Taxes. All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or his or her personal representative pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards.

(f) Stockholder Approval. All Awards for the 2015 Performance Period will be made contingent upon, and subject to, stockholder approval of the Plan at the 2015 annual stockholders’ meeting.

(g) Compliance with Law. It is the intent of the Company that the Plan and Awards that are intended to be “qualified performance-based compensation” under Code section 162(m) comply with the applicable provisions of Code section 162(m). It is the intent of the Company that the Plan and Awards comply with the applicable provisions of Code section 409A or an exemption, including any six month delay required for specified employees, if applicable. To the extent that any legal requirement of Code section 162(m) or 409A as set forth in the Plan ceases to be required under Code section 162(m) or 409A, that Plan provision shall cease to apply. Payment of Awards shall only be made in a manner and upon an event permitted under Code section 409A. Each payment shall be treated as a separate payment for purposes of Code section 409A, and in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code section 409A. Notwithstanding the foregoing, in no event shall the Company be liable for any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Code section 409A. The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

ANNUAL MEETING OF STOCKHOLDERS OF RESOURCE AMERICA, INC.
June 3, 2015 GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE MEETING TO BE HELD ON JUNE 3, 2015:
The proxy statement and our 2014 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=73519&p=proxy
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20330303000000000100 5 060315
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X
1. ELECTION OF DIRECTORS.
FOR ALL NOMINEES
WITHHOLD AUTHORITY FOR ALL NOMINEES
FOR ALL EXCEPT
(See instructions below)
NOMINEES:
JONATHAN Z. COHEN
DONALD W. DELSON
JOHN S. WHITE
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
FOR AGAINST ABSTAIN
2. PROPOSAL TO ADOPT THE RESOURCE AMERICA, INC. ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES.
FOR AGAINST ABSTAIN
3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR RESOURCE AMERICA, INC. FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.
FOR AGAINST ABSTAIN
4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed, FOR approval of the Annual Incentive Plan for Senior Executives and FOR the ratification of Grant Thornton LLP for the fiscal year ending December 31, 2015. If you do not specify how you want to vote your shares on the proposal concerning other business properly brought before the meeting, your votes will be counted as abstentions.
The undersigned hereby acknowledges receipt of the Resource America, Inc. Annual Report to Stockholders, Notice of the Resource America, Inc. Annual Meeting and the Proxy Statement relating thereto.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

RESOURCE AMERICA, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RESOURCE AMERICA, INC.
The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on April 17, 2015, at the Annual Meeting of Stockholders of Resource America, Inc. to be held on Wednesday, June 3, 2015 and at any and all adjournments thereof as follows:
(Continued and to be signed on the reverse side)
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